                                                                     EXHIBIT 4.6

                               INDENTURE OF TRUST

                          DATED AS OF FEBRUARY 1, 1999

                                     BETWEEN

                           KELLSTROM INDUSTRIES, INC.

                                       AND

                          NORWEST BANK MINNESOTA, N.A.

                                   AS TRUSTEE

                                   $6,670,000
                           KELLSTROM INDUSTRIES, INC.
                       TAXABLE VARIABLE RATE DEMAND NOTES,
                                   SERIES 1999


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                                TABLE OF CONTENTS
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SECTION                                                                                                       PAGE
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ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION.............................................................   3
         Section 1.01.   Definitions........................................................................   3
         Section 1.02.   Rules of Construction..............................................................   9

ARTICLE II THE NOTES........................................................................................  10
         Section 2.01.   Issuance of Notes; Form; Dating....................................................  10
         Section 2.02.   Interest on the Notes..............................................................  12
         Section 2.03.   Execution and Authentication.......................................................  13
         Section 2.04.   Note Register......................................................................  14
         Section 2.05.   Registration and Exchange of Notes; Persons Treated as Owners; Book-Entry
                         System.............................................................................  14
         Section 2.06.   Mutilated, Lost, Stolen, Destroyed or Undelivered Notes............................  17
         Section 2.07.   Cancellation of Notes..............................................................  18
         Section 2.08.   Temporary Notes....................................................................  18

ARTICLE III REDEMPTION, PURCHASE AND REMARKETING OF NOTES...................................................  19
         Section 3.01.   Redemption of Notes................................................................  19
         Section 3.02.   Redemption Date....................................................................  20
         Section 3.03.   Selection of Notes To Be Redeemed..................................................  20
         Section 3.04.   Notice to Trustee; Notice of Redemption............................................  21
         Section 3.05.   Payment of Notes Called for Redemption.............................................  22
         Section 3.06.   Notes Redeemed in Part.............................................................  22
         Section 3.07.   Purchase of Notes..................................................................  22
         Section 3.08.   Remarketing of Purchased Notes.....................................................  24

ARTICLE IV PAYMENT OF NOTES AND CREATION OF FUNDS...........................................................  28
         Section 4.01.   Payment of Notes...................................................................  28
         Section 4.02.   Creation of Note Fund..............................................................  28
         Section 4.03.   Payments Into Note Fund............................................................  28
         Section 4.04.   Use of Moneys in Note Fund.........................................................  29
         Section 4.05.   Custody of Note Fund...............................................................  29
         Section 4.06.   Creation of Construction Fund......................................................  29
         Section 4.07.   Deposits into Construction Fund; Cost of the Project...............................  29
         Section 4.08.   Payments from Construction Fund....................................................  30
         Section 4.09.   Disposition of Balance in Construction Fund........................................  32
         Section 4.10.   Trustee's Reliance on Bank.........................................................  32
         Section 4.11.   Moneys To Be Held in Trust.........................................................  32
         Section 4.12.   Payment to Borrower From Note Fund or Construction Fund............................  33
         Section 4.13.   Investment of Moneys...............................................................  33

ARTICLE V LETTER OF CREDIT..................................................................................  36

         Section 5.01.   Requirements for Letter of Credit..................................................  36
         Section 5.02.   Draws on Letter of Credit; Extensions..............................................  36
         Section 5.03.   Substitute Letter of Credit........................................................  37
         Section 5.04.   Enforcement of the Letter of Credit................................................  38

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ARTICLE VI GENERAL COVENANTS, REPRESENTATIONS AND WARRANTIES................................................  39
         Section 6.01.   Payment of Notes...................................................................  39
         Section 6.02.   Covenants, Representations and Warranties of Borrower..............................  39
         Section 6.03.   Notice of Litigation...............................................................  40
         Section 6.04.   Financing and Continuation Statements..............................................  40
         Section 6.05.   Further Assurances.................................................................  40

ARTICLE VII DISCHARGE OF INDENTURE..........................................................................  41
         Section 7.01.   Notes Deemed Paid; Discharge of Indenture..........................................  41
         Section 7.02.   Application of Trust Money.........................................................  42

ARTICLE VIII DEFAULTS AND REMEDIES..........................................................................  43
         Section 8.01.   Events of Default..................................................................  43
         Section 8.02.   Acceleration and Duty to Draw on Letter of Credit..................................  43
         Section 8.03.   Disposition of Amounts Drawn on Letter of Credit;
                         Assignment of Rights to Contest....................................................  44
         Section 8.04.   Other Remedies; Rights of Noteholders..............................................  44
         Section 8.05.   Right of Noteholders to Direct Proceedings.........................................  45
         Section 8.06.   Application of Moneys..............................................................  45
         Section 8.07.   Remedies Vested in Trustee.........................................................  47
         Section 8.08.   Limitations on Suits...............................................................  47
         Section 8.09.   Termination of Proceedings.........................................................  48
         Section 8.10.   Waivers of Events of Default.......................................................  48
         Section 8.11.   Notice of Defaults; Opportunity of Borrower to Cure Defaults.......................  48
         Section 8.12.   Unconditional Right to Receive Principal and Interest..............................  49
         Section 8.13.   Notes Outstanding..................................................................  49
         Section 8.14.   Letter of Credit Bank Deemed Owner.................................................  49
         Section 8.15.   Subrogation Rights of the Bank.....................................................  50

ARTICLE IX TRUSTEE, FISCAL AGENT, PLACEMENT AGENT AND REMARKETING AGENT ....................................  51
         Section 9.01.   Duties of Trustee..................................................................  51
         Section 9.02.   Rights of Trustee..................................................................  52
         Section 9.03.   Individual Rights of Trustee,  Etc.................................................  53
         Section 9.04.   Trustee's Disclaimer...............................................................  53
         Section 9.05.   Notice of Defaults.................................................................  53
         Section 9.06.   Compensation and Indemnification of Trustee........................................  54
         Section 9.07.   Eligibility of Trustee.............................................................  54
         Section 9.08.   Replacement of Trustee.............................................................  55
         Section 9.09.   Fiscal Agent.......................................................................  55
         Section 9.10.   Qualifications of Fiscal Agent; Resignation; Removal...............................  56
         Section 9.11.   Duties of Placement Agent..........................................................  57
         Section 9.12.   [Reserved].........................................................................  57
         Section 9.13.   Duties of Remarketing Agent........................................................  57
         Section 9.14.   Eligibility of Remarketing Agent; Replacement......................................  57
         Section 9.15.   Successor Trustee, Remarketing Agent or Fiscal Agent by Merger.....................  58
         Section 9.16.   Appointment of Co-Trustee..........................................................  59
         Section 9.17.   Several Capacities.................................................................  59

ARTICLE X AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE........................................................  60
         Section 10.01.  Without Consent of Noteholders.....................................................  60
         Section 10.02.  With Consent of Noteholders........................................................  61
         Section 10.03.  Effect of Consents.................................................................  61
         Section 10.04.  Notation on or Exchange of Notes...................................................  61

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         Section 10.05.  Signing by Trustee of Amendments and Supplements...................................  61
         Section 10.06.  Bank, Fiscal Agent and Remarketing Agent Consents Required.........................  62
         Section 10.07.  Notice to Noteholders..............................................................  62
         Section 10.08.  Opinion of Counsel Required........................................................  62

ARTICLE XI MISCELLANEOUS ...................................................................................  63
         Section 11.01.  Notices............................................................................  63
         Section 11.02.  Noteholders' Consents..............................................................  65
         Section 11.03.  Notices to Rating Agency...........................................................  65
         Section 11.04.  Limitation of Rights...............................................................  66
         Section 11.05.  Severability.......................................................................  66
         Section 11.06.  Payments Due on Non-Business Days..................................................  66
         Section 11.07.  Governing Law......................................................................  66
         Section 11.08.  Counterparts.......................................................................  66
         Section 11.09.  References to the Bank.............................................................  66

EXHIBIT A         FORM OF NOTE
EXHIBIT B         NOTICE OF MANDATORY PURCHASE
EXHIBIT C         REQUEST FOR DISBURSEMENT AND CERTIFICATION



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                               INDENTURE OF TRUST

         THIS INDENTURE OF TRUST dated as of February 1, 1999 between KELLSTROM INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and NORWEST BANK MINNESOTA, N.A., a national banking association organized and existing under the laws of the United States of America and having its principal office in Minneapolis, Minnesota (the "Trustee"), as trustee and as Fiscal Agent (hereinafter defined) for the Notes (hereinafter defined);

                              W I T N E S S E T H:

         WHEREAS, the Borrower has determined to issue and sell its interest bearing taxable variable rate demand notes in substantially the form of EXHIBIT A attached hereto (individually, the "Note" and collectively, the "Notes") in the aggregate principal amount of Six Million Six Hundred Seventy Thousand Dollars ($6,670,000) and to use the proceeds from such issuance and sale (i) to finance, in whole or in part, the cost of acquiring, constructing and equipping a headquarters facility for the Borrower in Sunrise, Florida (the "Project"), including reimbursing the Borrower for any of such costs paid by it prior to the issuance of the Notes, and (ii) to pay the costs of issuance of the Notes and other related costs;

         WHEREAS, the payment when due of the principal of, interest on and Purchase Price (hereinafter defined) of the Notes will be supported, to the extent provided therein, by the Letter of Credit (hereinafter defined) issued in favor of the Trustee by the Bank (hereinafter defined) in an initial stated amount equal to the principal amount of Notes issued hereunder plus 35 days' interest on such amount computed at the Maximum Rate (hereinafter defined), on the basis of actual number of days elapsed in a year of 365 days, all pursuant to and as more fully set forth in the Reimbursement Agreement (hereinafter defined); and

         WHEREAS, the Borrower has requested that the Trustee act (i) hereunder for the benefit of the Noteholders (hereinafter defined) to perform certain services in connection with the issuance, authentication and delivery of, the registration, transfer and exchange of, and the payment of principal, interest and purchase price with respect to the Notes issued hereunder and (ii) as the beneficiary of the Letter of Credit for the benefit of the Noteholders, and the Trustee is willing to accept such appointments and perform such services on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Borrower has requested that NationsBank, N.A. act as its agent hereunder to perform certain services in connection with the placement of the Notes upon issuance thereof, and NationsBank, N.A. is willing to accept such appointment and perform such services on the terms and subject to the conditions set forth herein and in the Placement Agreement (hereinafter defined); and

         WHEREAS, the Borrower has requested that NationsBank, N.A. act as its agent hereunder to perform certain services in connection with the remarketing of Notes tendered for purchase and the determination of the interest rates with respect to the Notes, and NationsBank,

N.A. is willing to accept such appointment and perform such services on the terms and subject to the conditions set forth herein and in the Remarketing Agreement (hereinafter defined); and

         WHEREAS, the Borrower and the Trustee desire to set forth certain of the terms and conditions with respect to the issuance of the Notes;

         NOW, THEREFORE, KNOW ALL BY THESE PRESENTS, THIS INDENTURE WITNESSETH:

         That the Borrower, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Notes by the holders thereof, and of the sum of TEN DOLLARS ($10.00), lawful money of the United States of America, to it paid by the Trustee, at or before the execution and delivery of these presents, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, in order to secure (i) the payment of the principal and purchase price of, and the interest on, the Notes and all other amounts payable by the Borrower pursuant to the terms of the Notes and/or this Indenture according to their tenor and effect and to ensure the performance and observance by the Borrower of all the agreements expressed or implied herein and in the Notes, and (ii) the payment of all amounts due and owing the Bank under and pursuant to the Reimbursement Agreement, has given, granted, assigned and pledged and does by these presents give, grant, assign and pledge to the Trustee and to its successors in the trusts hereby created, and to them and their assigns forever:

                                 GRANTING CLAUSE

         To secure first, the payment of the Notes, and second, the payment and performance of the Borrower's obligations to the Bank under the Reimbursement Agreement, the Borrower (i) assigns and pledges to the Trustee and the Bank and
(ii) grants to the Trustee a first priority security interest in, and to the Bank a second priority security interest in, all right, title and interest of the Borrower in and to:

                                       I.

         This Indenture, including any right to delivery of the Letter of Credit, any right to bring actions and proceedings under this Indenture or for the enforcement of this Indenture and to do all things that the Borrower is entitled to do under this Indenture; and

                                       II.

         All moneys and securities held from time to time by the Trustee under this Indenture, first, for the equal and proportionate benefit of all holders of the Notes without priority or distinction as to lien or otherwise of any Notes over any other Notes, and second, for the benefit of the Bank to secure the payment and performance of the Borrower's obligations to the Bank under the Reimbursement Agreement, except as otherwise provided in this Indenture; and

                                      III.

         Any and all real or personal property of every nature now and from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Borrower or by anyone on its behalf or with its written consent to the Trustee which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof (items I, II and III being referred to collectively herein as the "Trust Estate").

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.01. DEFINITIONS. For all purposes of this Indenture, unless the context or use clearly indicates another or different meaning or intent, the following terms shall have the following meanings:

         "AUTHORIZED DENOMINATIONS" means, with respect to all Notes, $100,000 and any integral multiple of $5,000 in excess thereof.

         "AVAILABLE MONEYS" means moneys which are (a) continuously on deposit with the Trustee in trust for the benefit of the Noteholders in a separate and segregated account in which only Available Moneys are held and which are (b) proceeds of (i) the Notes received contemporaneously with and directly from the issuance and sale of the Notes, (ii) payments made by the Borrower or any Guarantor if at the time of the deposit of such payments and for a period of at least 366 days thereafter no Bankruptcy Filing has occurred, (iii) a draw by the Trustee on the Letter of Credit, or (iv) income derived from the investment of the foregoing.

         "BANK" means the issuer of the Letter of Credit, initially NationsBank, N.A., and upon the issuance and delivery of a Substitute Letter of Credit, shall mean the issuer of such Substitute Letter of Credit.

         "BANK NOTES" means any Notes purchased with proceeds from a draw under the Letter of Credit and held pursuant to the terms of the Reimbursement Agreement and this Indenture. In addition, Notes that are registered in the name of the Borrower and pledged to the Bank shall constitute Bank Notes.

         "BANKRUPTCY COUNSEL" means any counsel nationally recognized in bankruptcy matters which is independent of the Borrower and is reasonably acceptable to the Bank and the Remarketing Agent.

         "BANKRUPTCY FILING" means the filing of a petition by or against the Borrower or any Guarantor as a debtor under the United States Bankruptcy Code or similar bankruptcy or insolvency act. If the petition has been dismissed and the dismissal is final and not subject to appeal at the relevant time, the filing shall not be considered to have occurred.


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         "BENEFICIAL OWNER" is defined in Section 2.05(c).

         "BORROWER" means Kellstrom Industries, Inc., a Delaware corporation, or any successor or successors to the Borrower's obligations under this Indenture.

         "BORROWER NOTES" means any Notes (other than Bank Notes) of which the Borrower, or any affiliate or subsidiary thereof, is the registered holder or Beneficial Owner.

         "BORROWER REPRESENTATIVE" means a person at the time designated to act on behalf of the Borrower by a written instrument furnished to the Trustee and the Fiscal Agent containing the specimen signature of such person and signed on behalf of the Borrower by its President or any Vice President, or, in the case of a Person other than a corporation, the person or persons having comparable positions or roles. The certificate may designate an alternate or alternates.

         "BUSINESS DAY" means any day other than (a) a Saturday or Sunday, (b) a day on which commercial banks in New York, New York or the city or cities in which the corporate trust office of the Trustee or the Fiscal Agent, the primary office of the Remarketing Agent or the paying office of the Bank are located are authorized or required by law or executive order to close, or (c) a day on which the New York Stock Exchange or DTC is closed. For purposes of this definition, "paying office of the Bank" means the Bank office responsible for making payments under any Letter of Credit.

         "CEDE & CO." means Cede & Co., the nominee of DTC or any successor nominee of DTC with respect to the Notes.

         "CONSTRUCTION FUND" means the fund by that name created by Section
4.06.

         "COST OF THE PROJECT" means the costs of the Project, as described in
Section 4.07.

         "DTC" means The Depository Trust Company, a limited purpose company organized under the laws of the State of New York, and its successors and assigns.

         "DTC PARTICIPANT" or "DTC PARTICIPANTS" means securities brokers and dealers, banks, trust companies and clearing corporations which have access, as participants or otherwise (directly or indirectly) to the DTC system.

         "EVENT OF DEFAULT" is defined in Section 8.01.

         "FISCAL AGENT" means the agent appointed from time to time pursuant to
Section 9.09.

         "GUARANTOR" means any guarantor of any of the payment obligations of the Borrower under any of the Transaction Documents.

         "INDENTURE" means this Indenture of Trust between the Borrower and the Trustee, as amended or supplemented from time to time in accordance with its terms.



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

         "INTEREST PAYMENT DATE" means the first day of each month.

         "INVESTMENT SECURITIES" means those securities enumerated in Section
4.13 as permitted investments for the proceeds of the Notes.

         "LAND" means the 11.75 acre parcel of real estate in Sunrise, Florida on which the Project is located.

         "LETTER OF CREDIT" means an irrevocable direct-pay letter of credit having the characteristics of a "credit" or "letter of credit" set forth in
Section 5-103 of the Uniform Commercial Code of the State of Florida (or in the case of a Substitute Letter of Credit, Section 5-103 of the Uniform Commercial Code of the state under whose laws such Substitute Letter of Credit is governed) except that a letter of credit (a) may not be revocable and (b) may only be issued by (i) a national bank, (ii) any banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar officials or (iii) a branch or agency of a foreign bank, provided that the nature and extent of federal and/or state regulation and the supervision of the particular branch or agency is substantially equivalent to that applicable to federal or state chartered domestic banks doing business in the same jurisdiction and which meets the requirements of Section 5.01. Initially, the term "Letter of Credit" shall mean the irrevocable, direct-pay letter of credit issued by the Bank to the Trustee in accordance with Section 5.01, including any permitted supplements or amendments thereto and any renewals or extensions thereof, and, upon the expiration or termination of the Letter of Credit and the issuance and delivery of a Substitute Letter of Credit meeting the requirements set forth in this paragraph and in Section 5.01 hereof, "Letter of Credit" shall mean such Substitute Letter of Credit.

         "LETTER OF CREDIT DOCUMENTS" means the Reimbursement Agreement, the Letter of Credit and all other documents evidencing, securing or otherwise relating to the Obligations (including the mortgage evidencing the Bank's lien on the Project and the guaranty of the Guarantors) collectively or individually, as appropriate, each as amended, substituted, replaced, modified and extended from time to time.

         "MANDATORY REPURCHASE DATE" means, with respect to any Notes, the date on which such Notes are required to be purchased pursuant to Section 3.07(a).

         "MAXIMUM RATE" means the lesser of (a) the highest interest rate which may be borne by the Notes under State law or (b) twelve percent (12%) per year.

         "NOTE" or "NOTES" means the notes issued pursuant to this Indenture in substantially the form of EXHIBIT A attached hereto.

         "NOTE DOCUMENTS" means this Indenture, the Notes, the Placement Agreement and the Remarketing Agreement, collectively or individually, as appropriate, each as amended, modified and extended from time to time.



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

         "NOTE FUND" means the fund by that name created by Section 4.02.

         "NOTICE OF MANDATORY REPURCHASE" means that notice required to be prepared by the Trustee and given by the Fiscal Agent pursuant to Section 3.07, the form of which is attached hereto as EXHIBIT B.

         "OBLIGATIONS" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under the Letter of Credit, assuming compliance with all requirements for drawings thereunder, PLUS (ii) the aggregate amount of all drawings under the Letter of Credit honored by the Bank but not theretofore reimbursed, PLUS (iii) any interest, fees or other obligations or amounts owing by the Borrower to the Bank under the Reimbursement Agreement, the other Letter of Credit Documents, or the other Transaction Documents.

         "OPINION OF COUNSEL" means a written opinion of counsel who is reasonably acceptable to the Trustee, the Remarketing Agent and the Bank. The counsel may be an employee of or counsel to the Trustee, the Remarketing Agent or the Borrower.

         "OPTIONAL TENDER DATE" is defined in Section 3.07(b)(i).

         "OUTSTANDING" when used with reference to Notes, or "Notes Outstanding" means all Notes which have been authenticated and delivered by the Fiscal Agent under this Indenture, except the following:

                  (a) Notes canceled or purchased by or delivered to the Fiscal Agent for cancellation pursuant to the provisions of this Indenture. Except as otherwise provided in Section 3.08, Notes purchased by the Borrower pursuant to optional tender or mandatory repurchase under
         Section 3.07 (including Bank Notes) shall continue to be Outstanding until the holder of such Notes directs the Fiscal Agent to cancel them;

                  (b) Notes that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including interest accrued to the due date, of which sufficient moneys are held by the Fiscal Agent; and

                  (c) Notes in lieu of which others have been authenticated under Section 2.05 (relating to registration and exchange of Notes) or
         Section 2.06 (relating to mutilated, lost, stolen, destroyed or undelivered Notes).

         "OWNER", "OWNER", "NOTEHOLDER", "NOTEHOLDER", "HOLDER", "HOLDER" or words of similar import mean: (a) in the event that the book-entry system of evidence and transfer of ownership in the Notes is employed pursuant to Section 2.05(c), Cede & Co., as nominee for DTC, or its nominee, and (b) in all other cases, the registered owner or owners of any Note fully registered as shown on the register maintained by the Fiscal Agent.

         "PERSON" means (a) any individual, (b) any corporation, partnership, joint venture, association, joint-stock company, business trust or unincorporated organization, limited liability company, or grouping of any such entities, in each case formed or organized under the laws of the United States of America, any state thereof or the District of Columbia or (c) the United States of America or any state thereof, or any political subdivision of either thereof, or any agency, authority or other instrumentality of any of the foregoing.

         "PLACEMENT AGENT" means NationsBank, N.A., the placement agent under the Placement Agreement with respect to the initial placement of the Notes.

         "PLACEMENT AGREEMENT" means the Placement Agreement, dated as of February 1, 1999, by and between the Borrower and the Placement Agent.

         "PRIVATE PLACEMENT MEMORANDUM" means the Private Placement Memorandum dated February 16, 1999 relating to the sale of the Notes by the Placement Agent and the Remarketing Agent.

         "PROJECT" means a headquarters facility for the Borrower located on the Land.

         "RATING AGENCY" means, if the Notes are rated, Moody's Investors Service, Inc., if such agency's ratings are in effect with respect to the Notes, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., if such agency's ratings are in effect with respect to the Notes, and Fitch IBCA, Inc. if such agency's ratings are in effect with respect to the Notes, and their respective successors and assigns. If any such entity ceases to act as a securities rating agency, the Borrower may, with the approval of the Remarketing Agent and the Bank, appoint any nationally recognized securities rating agency as a replacement.

         "RECORD DATE" means the Fiscal Agent's close of business on the Business Day next preceding each Interest Payment Date.

         "REIMBURSEMENT AGREEMENT" means the agreement between the Borrower and the Bank pursuant to which the Letter of Credit is issued by the Bank for the account of the Borrower and delivered to the Trustee, and the Borrower acknowledges its obligation to reimburse the Bank for payments made under the Letter of Credit, and includes any and all modifications, alterations, amendments and supplements thereto. Initially, the Reimbursement Agreement means the Letter of Credit Reimbursement Agreement, dated as of February 1, 1999, between the Borrower and the Bank.

         "REMARKETING AGENT" means initially NationsBank, N.A., and any successor agent or agents appointed from time to time pursuant to Section 9.14.

         "REMARKETING AGREEMENT" means (a) initially the Remarketing and Interest Services Agreement between the Remarketing Agent and the Borrower, dated as of February 1, 1999, and any and all modifications, alterations, amendments and supplements thereto and (b) any agreement between the Borrower and any successor remarketing agent appointed pursuant to Section 9.14.

         "REMARKETING PROCEEDS" is defined in Section 3.08(b).



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

         "REQUEST FOR DISBURSEMENT" means any requisition submitted in accordance with Section 4.08 and substantially in the form of EXHIBIT C attached hereto.

         "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any agent or officer within the Corporate Trust Department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such agents or officers, respectively, or to whom any corporate trust matter is referred at the Trustee's address set forth in Section
11.01 because of his knowledge of and familiarity with the particular subject.

         "STATE" means the State of Florida.

         "SUBSTITUTE LETTER OF CREDIT" is defined in Section 5.03.

         "TRANSACTION DOCUMENTS" means, collectively, the Note Documents and the Letter of Credit Documents.

         "TRUSTEE" means the entity identified as such in the heading of this Indenture and such entity's successors under this Indenture, and any separate or co-trustee at the time serving as such under this Indenture.

         "U.S. GOVERNMENT OBLIGATIONS" means (a) direct obligations of the United States for which its full faith and credit are pledged for the full and timely payment thereof, (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States for the full and timely payment thereof or (c) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (a) or (b).

         "WEEKLY RATE" means with respect to the Notes the variable interest rate on the Notes established weekly in accordance with Section 2.02.

         "WEEKLY RATE PERIOD" means each period during which a Weekly Rate is in effect.

         Section 1.02. RULES OF CONSTRUCTION. Unless the context otherwise requires,

         (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles applied on a consistent basis;

         (b) references to Articles and Sections are to the Articles and Sections of this Indenture;

         (c) terms defined elsewhere in this Indenture shall have the meanings ascribed to them therein;

         (d) words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders;

         (e) headings used in this Indenture are for convenience of reference only and shall not define or limit the provisions hereof;

         (f) each reference herein or in the Notes to a percentage of Notes required for notices, consents or for any other reason shall be deemed to refer to Notes then Outstanding; and

         (g) all references herein to time shall be Eastern Time unless otherwise expressly stated.


                               [End of Article I]

                                   ARTICLE II

                                    THE NOTES

         Section 2.01. ISSUANCE OF NOTES; FORM; DATING.

         (a) AUTHORIZATION. The Borrower hereby authorizes and creates under this Indenture an issue of Notes, to be designated "Kellstrom Industries, Inc. Taxable Variable Rate Demand Notes, Series 1999." The total principal amount of Notes that may be issued and outstanding hereunder shall be $6,670,000, except as provided in Section 2.06 with respect to replacement of mutilated, lost, stolen, destroyed or undelivered Notes. The Notes shall be issuable only as fully registered notes without coupons in Authorized Denominations only, and in substantially the form of EXHIBIT A to this Indenture, with appropriate variations, omissions, insertions, notations, legends or endorsements required by law or usage or permitted or required by this Indenture. The Notes may be in printed or typewritten form. No Notes may be issued under the provisions of this Indenture except in accordance with this Article.

         (b) DETAILS OF NOTES. Each Note shall be dated the date of its original authentication and delivery hereunder and all Notes shall mature, subject to prior redemption, on February 1, 2029. Interest on the Notes shall be computed from the Interest Payment Date next preceding the date of authentication thereof, unless such authentication date (i) is prior to the first Interest Payment Date following the initial delivery of the Notes, in which case interest shall be computed from such initial delivery date, (ii) is after a Record Date and before the subsequent Interest Payment Date, in which case interest shall be computed from the subsequent Interest Payment Date, or (iii) is an Interest Payment Date, in which case interest shall be computed from such authentication date; provided, that if interest on the Notes is in default, Notes shall bear interest from the last date to which interest has been paid. The principal of and redemption or purchase price of the Notes shall be payable in lawful currency of the United States of America at the principal corporate trust office of the Fiscal Agent (except as otherwise provided in Section 2.05) upon presentation and surrender of the Notes. Payments of interest on the Notes will be mailed to the persons in whose names the Notes are registered on the register of the Fiscal Agent at the close of business on the Record Date next preceding each Interest Payment Date; provided that, any Holder of a Note or Notes in an aggregate principal amount of not less than $500,000 may, by prior written instructions filed with the Fiscal Agent not later than three (3) Business Days prior to the Interest Payment Date (which instructions shall remain in effect until revoked by subsequent written instructions), instruct that interest payments for any period be made by wire transfer to an account in the continental United States or other means acceptable to the Fiscal Agent. Notes will be numbered from 1 upward as determined by the Fiscal Agent and will contain the designation "R."

         (c) ISSUANCE AND DELIVERY. Upon the execution and delivery of this Indenture and receipt by the Trustee of the following items, the Fiscal Agent shall authenticate and deliver Notes in an aggregate principal amount of $6,670,000 in accordance with the authorization described in (iv) below:

                  (i) a copy, certified by the Secretary or the Assistant Secretary of the Borrower, of the resolution of the Borrower authorizing (a) the execution and delivery of the Transaction Documents to which the Borrower is a party; (b) the execution, delivery and issuance of the Notes in the aggregate principal amount of $6,670,000; and (c) the use by the Placement Agent and the Remarketing Agent of the Private Placement Memorandum in connection with the initial placement and remarketing, respectively, of the Notes;

                  (ii) original executed counterparts of this Indenture, the Reimbursement Agreement, the Placement Agreement and the Remarketing Agreement;

                  (iii) the original, executed Letter of Credit from the Bank;

                  (iv) an authorization and request from the Borrower to the Fiscal Agent to authenticate and deliver $6,670,000 in aggregate principal amount of the Notes in specified Authorized Denominations to the initial purchaser(s) or DTC or its nominee on behalf of such purchaser(s) upon receipt by the Trustee on behalf of the Borrower of the sum specified therein;

                  (v) one or more Opinions of Counsel to the Borrower, addressed to the Trustee, the Fiscal Agent, the Bank, the Placement Agent and the Remarketing Agent, stating among other things, that (A) the Borrower is duly organized, validly existing and in good standing under the laws of the state of its creation and is authorized to transact business in the State, (B) the issuance of the Notes and the execution and delivery of the other Transaction Documents to which the Borrower is a party have been duly authorized by the Borrower, (C) the Notes and the other Transaction Documents to which the Borrower is a party have been duly executed and delivered by the Borrower, and (D) the Notes and the other Transaction Documents to which the Borrower is a party are the valid, legal and binding obligations of the Borrower enforceable in accordance with their terms subject to customary equity and bankruptcy exceptions, and otherwise in form and substance satisfactory to the Trustee, the Fiscal Agent, the Bank, the Placement Agent and the Remarketing Agent;

                  (vi) an Opinion of Counsel to the Bank addressed to the Trustee, the Fiscal Agent, the Borrower, the Placement Agent and the Remarketing Agent, or upon which the Trustee, the Fiscal Agent, the Borrower, the Placement Agent and the Remarketing Agent may rely, stating, among other things, that the Letter of Credit has been duly authorized, executed and delivered by the Bank, constitutes the valid and binding obligation of the Bank and is enforceable in accordance with its terms subject to customary equity and bankruptcy exceptions and otherwise in form and substance satisfactory to the Trustee, the Fiscal Agent, the Placement Agent and the Remarketing Agent;

                  (vii) an Opinion of Counsel to the Placement Agent and the Remarketing Agent addressed to the Placement Agent, the Remarketing Agent, the Bank, the Trustee, the Fiscal Agent and the Borrower, stating, among other things, that (A) no registration of the

         Notes is required under the Securities Act of 1933, as amended, and no qualification of this Indenture is required under the Trust Indenture Act of 1939, as amended, and (B) the Note Documents have been duly authorized, executed and delivered by, and are the valid legal and binding obligations of, the Placement Agent and the Remarketing Agent, to the extent parties thereto, enforceable in accordance with their terms subject to customary equity and bankruptcy exceptions and otherwise in form and substance satisfactory to the Placement Agent, the Remarketing Agent, the Bank, the Trustee, the Fiscal Agent and the Borrower; and

                  (viii) such other documentation, certificates and assurances as may be reasonably required by the Bank, the Trustee, the Fiscal Agent, the Placement Agent or the Remarketing Agent or their respective counsel.

         (d) NOTE PROCEEDS. All proceeds from the sale of the Notes issued hereunder (net of the placement fee and other costs of issuance payable by the Borrower in connection therewith that may be retained by the Placement Agent from the purchase price otherwise paid to the Trustee on behalf of the Borrower to purchase the Notes on their date of issuance) shall be deposited in the Construction Fund on their date of issuance.

         Section 2.02. INTEREST ON THE NOTES. The Notes shall bear interest as provided in Section 2.01(b) until paid in full. Interest accrued on the Notes shall be paid on each Interest Payment Date, commencing on March 1, 1999. The Notes shall bear interest at the rate determined by the Placement Agent on or before their date of issuance as necessary to sell all of the Notes at par and to apply from their date of issuance until and including the next succeeding Wednesday and thereafter at the Weekly Rate determined by the Remarketing Agent in the manner set forth below; provided that no Weekly Rate shall exceed the Maximum Rate. The amount of interest payable on any Interest Payment Date (a) shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, whichever may be applicable, and (b) shall be the amount of interest accrued thereon from the preceding Interest Payment Date (or such other date as described in Section 2.01(b)) to, but excluding, the Interest Payment Date on which interest is being paid.

         During each Weekly Rate Period, the Notes shall bear interest at the Weekly Rate, determined by the Remarketing Agent initially no later than the first day of each Weekly Rate Period and thereafter no later than Wednesday (or the next succeeding Business Day, if such Wednesday is not a Business Day) of each week during such Weekly Rate Period. The Weekly Rate shall be the minimum rate of interest which the Remarketing Agent determines, in its sole discretion based upon market conditions, would be necessary to sell the Notes on such date of determination in a secondary market sale at the principal amount thereof, plus, if such sale would not be on an Interest Payment Date, accrued interest.

         If the Remarketing Agent has not determined a Weekly Rate for any week, the Weekly Rate shall be the same as the Weekly Rate for the immediately preceding week. If for any reason, the Weekly Rate cannot otherwise be determined for any week as hereinbefore provided, the Weekly Rate for such week shall be a rate per annum equal to 100% of the rate published in the then most recent edition of THE BOND BUYER for 30 day prime taxable commercial paper or, if

THE BOND BUYER no longer publishes such information, such other publication or provider of such information as the Remarketing Agent may select.

         The first Weekly Rate determined for each Weekly Rate Period shall apply to the period commencing on the first day of such Weekly Rate Period and ending on the next succeeding Wednesday (or the next succeeding Business Day, if such Wednesday is not a Business Day). Thereafter, each Weekly Rate shall apply to the period commencing on Thursday (or if the date of determination is not a Wednesday, on the next following Business Day) and ending on the next succeeding date of determination.

         Promptly following the determination of each Weekly Rate, the Remarketing Agent shall give written notice, which may be delivered by telecopy, to the Borrower, the Trustee and the Fiscal Agent. Upon the request of any Noteholder, the Remarketing Agent shall notify any such Noteholder of each change in the Weekly Rate by first class mail. The failure to give any such notice shall not affect the change in the Weekly Rate.

         The Remarketing Agent shall also notify the Trustee (who shall notify the Fiscal Agent) and, upon request, the Borrower, in each case in writing (which may be in telecopy form) or by telephone, promptly confirmed in writing, by 4:00 p.m. on the last Wednesday of each month (or if such Wednesday is not a Business Day, on the next succeeding Business Day) of the Weekly Rate set for each week in such month, and principal amount of Notes bearing interest at the Weekly Rate during each week.

         Using the Weekly Rates supplied by the Remarketing Agent, the Fiscal Agent shall calculate the amount of interest payable on the Notes and notify the Trustee, the Borrower and the Bank of such amount and the Trustee will verify such calculation.

         The establishment of the Weekly Rates as provided in this Indenture shall be conclusive and binding on the Borrower, the Bank, the Trustee, the Fiscal Agent, the Remarketing Agent and the Noteholders, absent manifest error. The calculation and verification of interest payable on the Notes as provided in this Indenture shall be conclusive and binding on the Borrower, the Bank, the Trustee, the Remarketing Agent, the Fiscal Agent and the Noteholders.

         Section 2.03. EXECUTION AND AUTHENTICATION. The Notes shall be signed on behalf of the Borrower with the manual or facsimile signature of the President or any Vice President and attested by the manual or facsimile signature of the Borrower's Secretary or Assistant Secretary, and the corporate seal of the Borrower shall be impressed or imprinted on the Notes by facsimile or otherwise. If any officer of the Borrower whose signature is on a Note no longer holds that office at the time the Fiscal Agent authenticates the Note, the Note shall nevertheless be valid. Also, if a person signing a Note is the proper officer on the actual date of execution, the Note shall be valid even if that person is not the proper officer on the nominal date of action.

         A Note shall not be valid for any purpose under this Indenture unless and until the Fiscal Agent manually signs the certificate of authentication on the Note, and such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         Section 2.04. NOTE REGISTER. The Fiscal Agent shall keep a register of Notes and of their transfer and exchange. Notes not held under a book-entry system must be presented at the principal corporate trust office of the Fiscal Agent for registration, transfer and exchange, and Notes may be presented at that office for payment. Notes not held under a book-entry system and optionally tendered by their holders must be delivered as specified in Section 3.07(b).

         Section 2.05. REGISTRATION AND EXCHANGE OF NOTES; PERSONS TREATED AS OWNERS; BOOK-ENTRY SYSTEM.

         (a) Notes may be transferred only on the register maintained by the Fiscal Agent. Upon surrender for transfer of any Note to the Fiscal Agent, duly endorsed for transfer or accompanied by an assignment duly executed by the holder or the holder's attorney duly authorized in writing and in either case, with an appropriate guarantee of signature conforming to the requirements of EXHIBIT A hereto, the Fiscal Agent shall authenticate a new Note or Notes in an equal aggregate principal amount and registered in the name of the transferee.

         Notes may be exchanged for an equal aggregate principal amount of Notes of different Authorized Denominations. The Fiscal Agent shall authenticate and deliver Notes that the Noteholder making the exchange is entitled to receive, bearing numbers not then Outstanding.

         Except in connection with the optional tender of Notes pursuant to
Section 3.07(b) and the delivery thereof pursuant to Section 3.08, the Fiscal Agent shall not be required to transfer or exchange any Note during the period beginning 15 days before the mailing of notice calling the Note or any portion of the Note for redemption and ending on the redemption date. Notes subject to redemption or mandatory repurchase may be transferred or exchanged only if the Fiscal Agent provides the new holder thereof with a copy of the notice of redemption or mandatory repurchase, as the case may be.

         The holder of a Note as shown on the register of the Fiscal Agent shall be the absolute owner of the Note for all purposes, and payment of principal, interest or purchase price shall be made only to or upon the written order of such holder or the holder's legal representative; provided that interest shall be paid to the Person shown on the register as a holder of a Note on the applicable Record Date.

         (b) The Fiscal Agent may require the payment by a Noteholder requesting exchange or registration of transfer of any tax or other governmental charge required to be paid in respect of the exchange or registration of transfer but shall not impose any other charge.

         (c) The Fiscal Agent or the Remarketing Agent may make appropriate arrangements for the Notes to be issued or held by means of a book-entry system administered by DTC with no physical distribution of Notes made to the public. The Notes will initially be issued by means of a book-entry system administered by DTC with no physical distribution of Notes made to the public. References in this Section 2.05(c) to a Note or the Notes shall be construed to mean the Note or the Notes which are held under the book-entry system. In such event, one Note of each maturity shall be issued to DTC and immobilized in its custody. A book-entry system shall be employed, evidencing ownership of the Notes in Authorized Denominations, with transfers of beneficial ownership effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

         Each DTC Participant shall be credited in the records of DTC with the amount of such DTC Participant's interest in the Notes. Beneficial ownership interests in the Notes may be purchased by or through DTC Participants. The holders of these beneficial ownership interests are hereinafter referred to as the "Beneficial Owners". The Beneficial Owners shall not receive Notes representing their beneficial ownership interests. The ownership interests of each Beneficial Owner shall be recorded through the records of the DTC Participant from which such Beneficial Owner purchased its Notes. Transfers of ownership interests in the Notes shall be accomplished by book entries made by DTC and, in turn, by DTC Participants acting on behalf of Beneficial Owners.

         SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE NOTES, THE TRUSTEE AND THE FISCAL AGENT SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE NOTES FOR ALL PURPOSES UNDER THIS INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL AND PURCHASE PRICE OF AND INTEREST ON THE NOTES, RECEIPT OF NOTICES (EXCEPT AS SET FORTH IN SECTION 3.04), VOTING AND REQUESTING OR DIRECTING THE TRUSTEE OR FISCAL AGENT TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THIS INDENTURE.

         Payments of principal, interest and purchase price with respect to the Notes, so long as DTC or its nominee, Cede & Co., is the only owner of the Notes, shall be paid by the Fiscal Agent directly to DTC or its nominee, Cede & Co. by wire transfer as provided in the Letter of Representations dated February 1, 1999, from the Borrower to DTC (the "Letter of Representations"). DTC shall remit such payments to DTC Participants, and such payments thereafter shall be paid by DTC Participants to the Beneficial Owners. The Borrower, the Fiscal Agent, the Remarketing Agent and the Trustee shall not be responsible or liable for payment by DTC or DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

         In the event that (i) DTC determines not to continue to act as securities depository for the Notes or (ii) the Borrower or the Remarketing Agent determines that the continuation of the book-entry system of evidence and transfer of ownership of the Notes would adversely affect their interests or the interests of the Beneficial Owners of the Notes, the Borrower shall, at its own discretion or at the request of the Remarketing Agent, discontinue the book-entry system with DTC. If the Remarketing Agent fails to identify another qualified securities depository to replace DTC, the Remarketing Agent shall cause the Fiscal Agent to authenticate and deliver replacement Notes in the form of fully registered Notes to each Beneficial Owner.

         THE BORROWER, THE BANK, THE REMARKETING AGENT, THE FISCAL AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (I) THE NOTES; (II) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT; (III) THE PAYMENT BY DTC OR ANY DTC

PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF AND INTEREST ON THE NOTES; (IV) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THIS INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS; (V) THE SELECTION OF BENEFICIAL OWNERS TO RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE NOTES; OR (VI) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS OWNER.

         (d) The Fiscal Agent or the Remarketing Agent shall not be limited to utilizing a book-entry system maintained by DTC but may enter into a custody agreement with any bank or trust company serving as custodian (which may be the Fiscal Agent serving in the capacity of custodian) to provide for a book-entry or similar method for the registration and registration of transfer of all or a portion of the Notes.

         SO LONG AS A BOOK-ENTRY SYSTEM OF EVIDENCE OF TRANSFER OF OWNERSHIP OF ALL THE NOTES IS MAINTAINED IN ACCORDANCE HEREWITH, THE PROVISIONS OF THIS INDENTURE RELATING TO THE DELIVERY OF PHYSICAL NOTE CERTIFICATES SHALL BE DEEMED TO GIVE FULL EFFECT TO SUCH BOOK-ENTRY SYSTEM.

         In the event the Notes are held under a book-entry system, the securities depository shall provide the Trustee, upon request of the Trustee, the names, addresses and principal amount of the holders of beneficial interests in the Notes. In the event DTC only provides the Trustee with the names of the DTC Participants, the Trustee shall use all reasonable efforts to obtain the names, addresses and principal amount of the holders of beneficial interests in the Notes from DTC or the DTC Participants. Subject to the provisions of Section
8.14 of this Indenture, such beneficial holders shall be treated in all respects as the holders of the Notes for purposes of Article VIII of this Indenture, and the Trustee shall send notices to such beneficial owners as required in Article VIII of this Indenture.

Section 2.06.   MUTILATED, LOST, STOLEN, DESTROYED OR UNDELIVERED NOTES.

         (a) If any Note is mutilated, lost, stolen or destroyed, the Fiscal Agent shall authenticate a new Note of the same denomination for any mutilated, lost, stolen or destroyed Note if there shall first be delivered by the Noteholder to the Fiscal Agent at its principal corporate trust office (i) in the case of any mutilated Note, such mutilated Note, and (ii) in the case of any lost, stolen or destroyed Note, evidence of such loss, theft or destruction reasonably satisfactory to the Fiscal Agent, the Bank, the Trustee and the Borrower, together with an indemnity from the Noteholder, reasonably satisfactory to the Fiscal Agent. If the Note has matured and if the evidence and indemnity described above have been provided by the Noteholder, instead of issuing a duplicate Note, the Fiscal Agent, with the consent of the Borrower, shall pay the Note without requiring surrender of the Note and make such requirements as the Fiscal Agent deems fit for its protection, including a lost instrument Note. The Fiscal Agent may charge the Noteholder its reasonable fees and expenses in this connection.

         (b) In the event that any Note purchased pursuant to an optional tender or mandatory repurchase is not delivered by the holder thereof on the date such
Note is purchased, the Borrower shall execute (if necessary) and the Fiscal Agent shall authenticate and deliver a new Note of like aggregate principal amount as the Note purchased, which Note shall, for all purposes of this Indenture, be deemed to evidence the same debt as the Note purchased and shall be remarketed, delivered and registered in accordance with Section 3.08(d) hereof.

         If any Note is purchased by the Fiscal Agent with Available Moneys provided by the Borrower and sufficient for such purchase, the Fiscal Agent, upon request of the Borrower, shall authenticate a new Note in any Authorized Denomination specified by the Borrower, registered as the Borrower may direct and deliver it to the Borrower, or to its order, whether or not such Note is ever delivered. If any Note is purchased with funds obtained by a drawing on the Letter of Credit, the Fiscal Agent shall comply with the provisions of Section 3.08(d)(ii).

         (c) Every new Note issued pursuant to this Section 2.06 shall (i) constitute an additional contractual obligation of the Borrower regardless of whether, in the case of (a) above, the mutilated, lost, stolen or destroyed Note and, in the case of (b) above, the Note purchased shall be enforceable at any time by anyone, and (ii) be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Notes issued and Outstanding hereunder.

         (d) All Notes shall be held and owned on the express condition that the foregoing provisions of this Section 2.06 are exclusive with respect to the replacement or payment of mutilated, lost, stolen or destroyed Notes and the replacement of any Note purchased pursuant to an optional tender or mandatory repurchase and, to the extent permitted by law, and shall preclude any and all other rights and remedies with respect to the replacement or payment of negotiable instruments or other investment securities without their surrender, notwithstanding any law or statute to the contrary now existing or enacted hereafter.

         Section 2.07. CANCELLATION OF NOTES. All Notes paid, redeemed or purchased, either at or before maturity, shall be delivered to the Fiscal Agent when such payment, redemption or purchase is made, and except as otherwise provided herein shall be canceled. Whenever a Note is delivered to the Fiscal Agent for cancellation (upon payment, redemption, defeasance or otherwise), or for transfer, exchange or replacement pursuant to Section 2.05 or 2.06, the Fiscal Agent shall safeguard such Note for such period of time as may be required by applicable governmental regulations and shall thereafter promptly cancel the Note and supply evidence of such cancellation to any party so requesting.

         Section 2.08. TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Borrower may execute and the Fiscal Agent shall authenticate temporary Notes substantially in the form of the definitive Notes, with appropriate variations. The Borrower shall, without unreasonable delay, prepare and the Fiscal Agent shall authenticate definitive Notes in exchange for the temporary Notes. Such exchange shall be made by the Fiscal Agent without charge to the Noteholders. Temporary Notes shall not otherwise be eligible for transfer or exchange under Section 2.05.

                               [End of Article II]

                                   ARTICLE III

                  REDEMPTION, PURCHASE AND REMARKETING OF NOTES

Section 3.01.   REDEMPTION OF NOTES.

         (a) OPTIONAL REDEMPTION. The Notes may be redeemed by the Borrower in whole on any Business Day, or in part on any Interest Payment Date, or if such Interest Payment Date is not a Business Day, on the next succeeding Business Day, at a redemption price equal to the principal thereof, plus accrued interest to, but not including, the redemption date; provided that any such redemption in part shall be in a minimum principal amount of $100,000 or a whole multiple of $5,000 in excess thereof.

         (b) MANDATORY SINKING FUND REDEMPTION. The Notes are not subject to mandatory sinking fund redemption prior to maturity; provided, however, that pursuant to the terms of the Reimbursement Agreement, the Bank may direct the Borrower to exercise its right of optional redemption of the Notes in part from time to time on the dates specified in the Reimbursement Agreement.

         (c) MANDATORY REDEMPTION UPON DEMAND BY BANK. The Notes are subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest to, but not including, the redemption date in whole or in part, without premium, at the earliest date for which notice of redemption can be given upon receipt by the Trustee of written notice from the Bank requesting such redemption, specifying the principal amount of the Notes to be redeemed (if less than all of the Notes Outstanding are to be redeemed) and stating that (i) an "event of default" under and as defined in the Reimbursement Agreement has occurred and is continuing, or (ii) it holds as the registered or beneficial owner Notes purchased by the Bank in accordance with Section 3.07, 3.01(e) or 8.03(a) and not remarketed; provided, however, only Notes so held by the Bank shall be subject to mandatory redemption pursuant to this subsection (ii).

         (d) MANDATORY REDEMPTION ON EXPIRATION OR TERMINATION OF LETTER OF CREDIT WITHOUT EXTENSION OR PROVIDING A SUBSTITUTE LETTER OF CREDIT. The Notes are subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest to, but not including, the redemption date, in whole, without premium, on the Interest Payment Date which next precedes by at least fourteen (14) days the stated expiration or termination date of the Letter of Credit or, if such Interest Payment Date is not a Business Day, on the next succeeding Business Day, unless by the 20th day prior to such Interest Payment Date the Borrower provides to the Trustee, and the Trustee has accepted,
(i) evidence that such Letter of Credit has been extended or (ii) a Substitute Letter of Credit to be effective on or prior to such Interest Payment Date, in which event a mandatory repurchase shall occur in accordance with the terms of subsection 3.07(a)(i) hereof.

         (e) PURCHASE IN LIEU OF REDEMPTION. When Notes are subject to redemption pursuant to subsections (c) or (d) in this Section 3.01, Notes paid by the Borrower or paid from a draw or claim under the Letter of Credit or otherwise paid by or on behalf of the Bank shall be deemed to have been purchased in lieu of redemption on the applicable redemption date at a purchase price equal to the principal amount thereof, plus accrued interest thereon to, but not including, the date of such purchase, if the Trustee has received a written request on or before said purchase date from the Borrower or the Bank, as the case may be, specifying that the moneys provided or to be provided by such party shall be used to purchase Notes in lieu of redemption. No purchase of Notes by the Borrower or the Bank pursuant to this Indenture or advance or use of any moneys to effectuate any such purchase shall be deemed to be a payment or redemption of the Notes or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Notes. No Notes purchased pursuant to this subsection (e) shall be required to be remarketed by the Remarketing Agent pursuant to Section 3.08, unless the Remarketing Agent specifically agrees to undertake such remarketing. Any purchase by the Borrower pursuant to this Section 3.01(e) must be made with Available Moneys.

         Section 3.02. REDEMPTION DATE. The redemption date of Notes to be redeemed pursuant to any optional redemption provisions in Section 3.01(a) shall be a date permitted by such clause and specified by the Borrower in the notice delivered pursuant to Section 3.04. The redemption date for mandatory redemptions shall be as specified in Section 3.01(c) or (d), as the case may be, or determined by the Trustee consistently with the provisions thereof.

         Section 3.03. SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed, the Fiscal Agent shall select the Notes to be redeemed from among the Outstanding Notes, as set forth below, by lot or such other method as it deems in its sole discretion to be fair and appropriate, except that Bank Notes will be selected for redemption prior to any other Notes. The Fiscal Agent shall make the selection from Notes not previously called for redemption. The Fiscal Agent shall treat each holder of Notes as the owner of one Note for purposes of selection for redemption, and shall select Notes for redemption by lot (a) from among the holders of less than $1,000,000 in aggregate principal amount, provided that if there are no such holders, or if, after selection from among such holders such selection has not resulted in redemption of a sufficient amount of Notes, then (b) from among the holders of $1,000,000 or more in aggregate principal amount of Notes. The Fiscal Agent shall, on or before the day on which notice of redemption is mailed to the holders, give telephonic notice to the Remarketing Agent of the Notes selected for redemption and the name of the holder or holders thereof. No portion of a Note may be redeemed that would result in a Note which is smaller than the minimum Authorized Denomination. For this purpose, the Fiscal Agent shall consider each Note in a denomination larger than the minimum Authorized Denomination to be separate Notes each in the minimum Authorized Denomination. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Notwithstanding the foregoing, for so long as a book-entry system of evidence of transfer of ownership is in effect with respect to all the Notes, any selection of Notes to be redeemed shall be made in accordance with the securities depository's rules and procedures as then in effect.

         Notwithstanding anything to the contrary in this Indenture, there shall be no redemption of less than all of the Notes if there has occurred and be continuing an Event of Default.

         Section 3.04. NOTICE TO TRUSTEE; NOTICE OF REDEMPTION.

         (a) If the Borrower wishes that any Notes be redeemed pursuant to any optional redemption provisions in Sections 3.01(a) hereof, the Borrower shall notify the Trustee, the Fiscal Agent, the Bank and the Remarketing Agent in writing of the applicable provision, the redemption date, the principal amount of Notes to be redeemed and other necessary particulars. The Borrower shall give such notices at least 45 days before the redemption date.

         (b) The Trustee shall prepare and the Fiscal Agent shall send notice of each redemption to each Noteholder whose Notes are being redeemed, the Borrower, the Remarketing Agent and the Bank by first-class mail at least 30 days but not more than 60 days before each redemption, except for any mandatory redemption pursuant to Section 3.01(d) in which case such notice shall be given at least 15 but not more than 19 days before such redemption and except as otherwise provided in Section 3.08(a)(i). The notice shall identify the Notes or portions thereof to be redeemed and shall state (i) the type of redemption and the redemption date, (ii) the redemption price, (iii) that the Notes called for redemption must be surrendered to collect the redemption price, (iv) the address at which the Notes must be surrendered, (v) that if on the redemption date the Note Fund contains moneys sufficient to pay the redemption price, interest on the Notes called for redemption will cease to accrue on the redemption date,
(vi) the CUSIP number of the Notes and (vii) any condition to the redemption.

         A copy of each notice of redemption shall also be sent by the Fiscal Agent by certified or registered mail to each securities depository (each, a "Depository") registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, two Business Days prior to mailing notice to Noteholders and to two national information services which disseminate redemption notices and to each registered owner of $1,000,000 or more of Notes on the same date notices are mailed to other Noteholders, provided that the Fiscal Agent may, in its discretion, provide for overnight, telecopied or other form of notice to a Depository acceptable to or requested by such Depository. Notwithstanding the foregoing, in the event that the Depository for the Notes is DTC, the Trustee shall follow the procedure for redemption and notice as set forth in DTC's operational arrangements, as in effect at the time.

         With respect to any Notes to be redeemed which have not been presented for redemption within 60 days after the redemption date, the Trustee, at the expense of the Borrower, shall prepare and the Fiscal Agent shall give a second notice of redemption to the holder of any such Notes which have not been presented for redemption, by first-class mail, within 30 days after the end of such 60 day period.

         Failure by the Fiscal Agent to give any notice of redemption or any defect in such notice as to any particular Notes shall not affect the validity of the call for redemption of any Notes in respect of which no such failure or defect has occurred. Any notice mailed as provided in this Indenture shall be conclusively presumed to have been given whether or not actually received by any holder.

         Section 3.05. PAYMENT OF NOTES CALLED FOR REDEMPTION. On or before the date fixed for redemption, the Trustee shall cause to be transferred from the Note Fund to the Fiscal Agent pursuant to Section 4.01 moneys sufficient to pay the redemption price, together with accrued interest to the redemption date of the Notes called for redemption. Upon surrender to the Fiscal Agent, Notes called for redemption shall be paid as provided in this Article at the redemption price provided for in this Article. On the date fixed for redemption, notice having been given in the manner and under the conditions hereinabove provided, the Notes or portions thereof called for redemption shall be due and payable at the redemption price provided therefor, plus accrued interest to, but not including, such date. On such redemption date, if moneys sufficient to pay the redemption price of the Notes to be redeemed, plus accrued interest thereon to, but not including, the date fixed for redemption, are held by the Fiscal Agent, interest on the Notes called for redemption shall cease to accrue; such Notes shall cease to be entitled to any benefits or security under this Indenture or to be deemed Outstanding; and the holders of such Notes shall have no rights in respect thereof except to receive payment of the redemption price thereof, plus accrued interest to, but not including, the date of redemption.

         Section 3.06. NOTES REDEEMED IN PART. Upon surrender of a Note redeemed in part, the Fiscal Agent shall authenticate for the holder a new Note or Notes in Authorized Denominations equal in aggregate principal amount to the unredeemed portion of the Note surrendered.

         Section 3.07. PURCHASE OF NOTES.

         (a) MANDATORY REPURCHASE OF NOTES; NOTICE. Except as provided in
Section 3.07(e), Notes are subject to mandatory repurchase as follows:

                  (i) on the effective date of any Substitute Letter of Credit delivered pursuant to Section 5.03, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase; and

                  (ii) on any Interest Payment Date selected by the Borrower in a written notice to the Trustee delivered at least 30 days prior to such date, or if such Interest Payment Date is not a Business Day, on the next succeeding Business Day, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase; provided that any such mandatory repurchase, except as provided in Section 9.14 hereof, shall be subject to the prior written consent of the Bank.

         The Trustee will prepare and the Fiscal Agent will send to the holders of Notes subject to mandatory repurchase and to the Remarketing Agent, the Bank and the Borrower a Notice of Mandatory Repurchase at least 15 days but not more than 60 days before the Mandatory Repurchase Date. Any Notice of Mandatory Repurchase will be given by first-class mail and will be substantially in the form attached hereto as EXHIBIT B.

         With respect to any Notes to be purchased which have not been presented for purchase within 60 days after the Mandatory Repurchase Date, the Trustee, at the expense of the Borrower, shall cause the Fiscal Agent to prepare and send a second notice of purchase to the holder of any such Notes which have not been presented for purchase, by first-class mail, within 30 days of the end of such 60 day period.

         (b) OPTIONAL TENDER OF NOTES.

                  (i) Except as provided in Section 3.07(e), the holder (or while the Notes are held pursuant to a book-entry system, the Beneficial Owner) of any Note (other than a Bank Note or Borrower Note) may elect to tender such Note (or portion thereof, provided that each of the portion to be purchased and the portion to be retained is in an Authorized Denomination) for purchase at a purchase price equal to 100% of the principal amount of such Note (or portion thereof), plus accrued and unpaid interest thereon to but not including the date of purchase, on any Business Day (the "Optional Tender Date"), but only upon (A) receipt by the Remarketing Agent by not later than 11:00 a.m. at least seven calendar days or five Business Days, whichever may be earlier, but not more than 30 days, prior to such Optional Tender Date of telephonic (followed, if requested by the Remarketing Agent, by written or facsimile confirmation delivered to the Remarketing Agent no later than the close of business on the next succeeding Business Day) or other written notice from the holder (or while the Notes are held pursuant to a book-entry system, the DTC Participant through whom such Beneficial Owner holds such Note) stating (1) the principal amount of the Note (or portion thereof) to be tendered, (2) the Note number or other identification satisfactory to the Remarketing Agent, and (3) the Optional Tender Date on which such Note will be tendered; and (B) if the Notes are not being held under a book-entry system, delivery of such Note (with an appropriate instrument of transfer duly executed in blank) to the Fiscal Agent by 10:00 a.m. on such Optional Tender Date.

                  (ii) Any notice of optional tender for purchase delivered pursuant to subpart (i) above shall be irrevocable and shall be binding on the holder or Beneficial Owner giving or delivering such notice and on any transferee of such holder or Beneficial Owner.

                  (iii) Upon receipt by the Remarketing Agent of a notice of optional tender for purchase pursuant to subpart (i) above, the Remarketing Agent shall give prompt telephonic notice thereof including, in particular, notice of the information described in subsections 3.07(b)(i) (1) and (3) above, to the Trustee and the Fiscal Agent.

         (c) PAYMENT FOR PURCHASED NOTES. To the extent that sufficient moneys are available therefor by 1:45 p.m. on the Optional Tender Date or the Mandatory Repurchase Date or other day on which Notes have been successfully remarketed, as applicable (the "Purchase Date") pursuant to Sections 3.08 and 5.02, upon surrender to the Fiscal Agent of Notes optionally tendered or called for mandatory repurchase as provided herein, the purchase price therefor (as provided in this Section) shall be paid in immediately available funds by the Fiscal Agent or the Remarketing Agent not later than the close of business on the Purchase Date. From and after the Purchase Date or, if later, the date on which such moneys are made available to the Remarketing Agent or the Fiscal Agent, as applicable, interest accruing on such Notes shall cease to be payable to the prior holder thereof, such Notes shall cease to be entitled to the benefits or security of this Indenture and to such extent the prior holder shall have recourse solely to the funds held by the Trustee, the Fiscal Agent or the Remarketing Agent for the purchase of such Notes as provided in Section 4.11.

         (d) NOTES PURCHASED IN PART. Upon surrender of a Note purchased in part and receipt by the Fiscal Agent thereof, the Fiscal Agent shall authenticate and deliver to the surrendering holder a new Note or Notes in Authorized Denominations equal in aggregate principal amount to the unpurchased portion of the Note surrendered.

         (e) LIMITATIONS ON TENDERS.

                  (i) The holders or Beneficial Owners shall not have the right or be required, as the case may be, to tender any Note for purchase on an Optional Tender Date or a Mandatory Repurchase Date (other than a mandatory tender in lieu of redemption at the direction of the Bank pursuant to Section 3.01(e) or a mandatory tender for purchase at the direction of the Bank after acceleration of the Notes pursuant to
         Section 8.03(a)) if on such date, following the occurrence of an Event of Default, the Trustee has declared the principal of and interest on the Notes to be immediately due and payable pursuant to Section 8.02.

                  (ii) Holders or Beneficial Owners of Notes called for redemption or mandatory repurchase shall not have the right (without the prior consent of the Remarketing Agent) to tender such Notes for purchase on an Optional Tender Date if such Optional Tender Date will occur on or after the 10th day prior to the date fixed for redemption or mandatory repurchase. Notwithstanding the foregoing, holders or Beneficial Owners of Notes called for redemption shall not have the right in any event to tender such Notes for purchase on an Optional Tender Date if such Optional Tender Date will occur on or after the second day prior to the date fixed for redemption.

         Section 3.08. REMARKETING OF PURCHASED NOTES.

         (a) NOTES TO BE REMARKETED. Notes purchased pursuant to optional tender or mandatory repurchase shall be remarketed by the Remarketing Agent as provided in this Section except as follows:

                  (i) Notes purchased pursuant to an optional tender or a mandatory repurchase and as to which the Remarketing Agent has received a notice of redemption may be remarketed before the date fixed for redemption only if the purchaser receives prior to purchasing such Note a notice that such Note is subject to redemption on the date fixed for redemption, notwithstanding the fact that such notice of redemption may be sent to such purchaser after the time period mentioned in Section 3.04(b).

                  (ii) Borrower Notes shall only be remarketed at the direction of the Borrower.

                  (iii) The Remarketing Agent shall not be required to offer Notes for sale under this Section (A) during the continuance of an Event of Default, or (B) as otherwise provided in the Remarketing Agreement.

                  (iv) Notes purchased pursuant to an optional tender and as to which the Remarketing Agent has received a Notice of Mandatory Repurchase may be remarketed before the Mandatory Repurchase Date only if the purchaser receives a copy of the Notice of Mandatory Repurchase prior to purchasing such Note.

                  (v) The Remarketing Agent shall not knowingly remarket any Notes to the Borrower or any subsidiary or affiliate of the Borrower pursuant to this Section 3.08 unless either (A) the entire purchase price is paid from Available Moneys or (B) prior to such sale, the Trustee and the Fiscal Agent receive a written opinion of Bankruptcy Counsel to the effect that such purchase would not result in a preferential payment pursuant to the provisions of Section 547 of the Bankruptcy Code, 11 U.S.C. Section 101, ET SEQ.

         (b) REMARKETING EFFORT. Except as provided in subsection (a) above or except to the extent the Borrower directs the Remarketing Agent not to do so, the Remarketing Agent shall (i) use reasonable best efforts to remarket on or prior to any scheduled purchase date all Notes tendered or to be purchased pursuant to Section 3.07 (a "Scheduled Purchase Date"), and (ii) to the extent such Notes are not remarketed on the Scheduled Purchase Date, continue to use reasonable best efforts to remarket such Notes, upon the terms and subject to the conditions of the Remarketing Agreement, for purchase on a Business Day after such Scheduled Purchase Date (an "Unscheduled Purchase Date").

         As early as practicable but not later than 9:00 a.m. on each Scheduled Purchase Date and each Unscheduled Purchase Date, the Remarketing Agent shall notify the Fiscal Agent by telephone of (A) the amount of funds it has received from the remarketing of such Notes (the "Remarketing Proceeds"), and (B) if the Notes are not held pursuant to a book-entry system, the information to enable the Fiscal Agent to prepare new Note certificates with respect to Notes which were remarketed. If the Remarketing Agent has received Remarketing Proceeds with respect to all of the Notes to be remarketed on a Scheduled Purchase Date, it shall transfer such Remarketing Proceeds to the owners tendering such Notes for purchase as provided in subsection (c) below. If the Remarketing Agent has not received Remarketing Proceeds with respect to all of such Notes to be remarketed on a Scheduled Purchase Date or has received Remarketing Proceeds with respect to all or a portion of Notes remarketed on an Unscheduled Purchase Date, it shall transfer to the Trustee for redelivery to the Fiscal Agent the Remarketing Proceeds which the Remarketing Agent has received as provided in subsection (c) below. The Fiscal Agent shall immediately notify the Trustee and promptly thereafter notify the Borrower by telephone of the amount of such Remarketing Proceeds and the Trustee shall, if required, take action as set forth in Section 5.02(a). If the Fiscal Agent fails to receive the notice described in the first sentence of this paragraph from the Remarketing Agent by 9:00 a.m. on any Scheduled Purchase Date, the Fiscal Agent shall contact the Remarketing Agent by telephone to confirm the information required to be provided in such notice. Upon such confirmation by the Fiscal Agent, the Fiscal Agent shall notify the Trustee in the manner set forth above, and the Trustee shall, if required, take action as set forth in Section 5.02(a).

         (c) REMARKETING PROCEEDS. If the Remarketing Agent has received from the purchasers thereof Remarketing Proceeds for the remarketing of all Notes to be remarketed on a Scheduled Purchase Date, the Remarketing Agent shall promptly forward such Remarketing Proceeds by wire transfer (or in such other manner as is acceptable to the Remarketing Agent) to the owners tendering such Notes for purchase. Except as otherwise provided below with respect to Bank Notes, until such transfer, all such Remarketing Proceeds shall be deposited in a separate, segregated account of the Remarketing Agent for application in accordance with the provisions of this Section 3.08, and until so applied shall be held uninvested in trust for the benefit of the holders tendering such Notes for purchase.

         If the Remarketing Agent has not received Remarketing Proceeds with respect to all of the Notes to be remarketed on a Scheduled Purchase Date or has received Remarketing Proceeds from the remarketing of all or a portion of the Notes to be remarketed on an Unscheduled Purchase Date, the Remarketing Agent will promptly forward all of the Remarketing Proceeds which it has received, if any, by wire transfer (or in such other manner as is acceptable to the Remarketing Agent and the Trustee) to the Trustee for delivery to the Fiscal Agent for payment to the owners tendering such Notes for purchase or for payment to the Bank in the case of Bank Notes. Except as otherwise provided below with respect to Bank Notes, upon receipt by the Trustee and the Fiscal Agent, all such Remarketing Proceeds shall be deposited in a separate, segregated account of the Note Fund for application in accordance with the provisions of this
Section 3.08 and Article IV hereof and, until so applied, shall be held in trust for the benefit of the owners tendering such Notes for purchase.

         (d) DELIVERY OF PURCHASED NOTES. Notes purchased pursuant to Section
3.07 shall be delivered as follows:

                  (i) Notes (other than Bank Notes) purchased with Remarketing Proceeds shall be delivered to the purchasers thereof upon receipt of payment therefor. Prior to such delivery, the Fiscal Agent shall provide for registration of transfer to the Holders, as provided in a written notice from the Remarketing Agent; and

                  (ii) All Bank Notes shall be registered in the name of the Borrower, subject to a pledge to the Bank and shall be held by the Fiscal Agent pursuant to the Reimbursement Agreement. Upon receipt of Remarketing Proceeds in respect of the sale of Bank Notes, the Fiscal Agent shall notify the Bank and the Borrower of such receipt. Upon receipt of notice by the Fiscal Agent from the Bank by telephone, telecopy or telex, promptly confirmed in writing, that the Notes have ceased to be Bank Notes and that the amount of the Letter of Credit has been reinstated as provided therein, the Fiscal Agent shall remit the Remarketing Proceeds as directed by the Bank and release the Bank Notes and deliver them to the purchasers thereof in accordance with Section
         (d)(i) above. The Fiscal Agent shall hold such Remarketing Proceeds in a segregated account in trust for the benefit of the Bank except that if the Letter of Credit is not reinstated as provided in the Letter of Credit, then the Fiscal Agent shall hold such funds for the benefit of, and return them as soon as possible to, the Persons who provided such Remarketing Proceeds as specified in a notice from the Remarketing Agent to the Fiscal Agent.

                              [End of Article III]

                                   ARTICLE IV

                     PAYMENT OF NOTES AND CREATION OF FUNDS

         Section 4.01. PAYMENT OF NOTES. The Trustee shall direct the Fiscal Agent to make payments when due of principal of and interest on the Notes, and the Fiscal Agent or the Remarketing Agent, as applicable, shall make payments of the purchase price of Notes purchased pursuant to an optional tender or a mandatory repurchase:

         (a) FIRST, (but only with respect to payments of purchase price) from Remarketing Proceeds under Section 3.08, excluding any remarketing to the Borrower, any subsidiary or affiliate thereof or any Guarantor;

         (b) SECOND, from moneys drawn by the Trustee under the Letter of Credit and deposited in the Note Fund;

         (c) THIRD, from any moneys which constitute Available Moneys in the Construction Fund directed to be paid into the Note Fund in accordance with the provisions of Section 4.09;

         (d) FOURTH, from any other Available Moneys held by the Trustee in the Note Fund; and

         (e) LAST, from any other moneys available to the Fiscal Agent or the Trustee.

         Notwithstanding the foregoing, however, payments of purchase price of, principal of, and interest on Borrower Notes and Bank Notes shall be paid only from the first and last categories of moneys. The proceeds of investments of any moneys in any of these categories may be used to the same extent as the moneys invested could be used.

         Section 4.02. CREATION OF NOTE FUND. There is hereby created by the Borrower and ordered established with the Trustee a trust fund to be designated "Kellstrom Industries, Inc. Taxable Variable Rate Demand Notes, Series 1999 Note Fund". The money and securities in the Note Fund shall be held in trust by the Trustee and applied as herein provided and, until such application, the money and securities in such fund shall be subject to a first priority lien and charge in favor of the Noteholders, and a second priority lien and charge in favor of the Bank, each as described in the Granting Clauses hereto.

         Section 4.03. PAYMENTS INTO NOTE FUND. Subject to the provisions of
Section 5.02(b), there shall be deposited into the Note Fund, as and when received, (a) all proceeds of drawings under the Letter of Credit received by the Trustee and (b) all other moneys received by the Trustee from the Borrower hereunder which are required, or which are accompanied by directions that such moneys are, to be paid into the Note Fund, including, without limitation, moneys transferred to the Note Fund pursuant to Sections 3.08(c), 4.08 and 4.09. No other funds (other than investment proceeds from moneys deposited therein) shall be deposited or commingled with the Note Fund. To the extent that moneys described above would not constitute Available Moneys at the time of such deposit, the Trustee shall create separate subaccounts in the Note Fund in which moneys described above shall be held until such moneys constitute Available Moneys. The Trustee shall create a separate subaccount in the Note Fund for and shall not commingle moneys described in Section 4.01(b) with any other moneys hereunder. The Trustee shall create a separate subaccount in the Note Fund for and shall not commingle moneys described in Section 4.01(c) with any other moneys hereunder.

         Section 4.04. USE OF MONEYS IN NOTE FUND. Moneys in the Note Fund shall be used solely for the payment of the principal of and interest on the Notes as the same become due and payable whether at maturity, upon redemption or otherwise and for the purchase price of the Notes as the same shall become due, and the Trustee shall transfer to the Fiscal Agent sufficient funds therefrom to accomplish such payment in accordance with the provisions of the Notes and this Indenture; provided, however, that to the extent such principal, interest or purchase price is paid with proceeds of a drawing under the Letter of Credit and the Borrower does not reimburse the Bank directly, the Trustee shall promptly reimburse the Bank from funds on deposit in the Note Fund (other than Remarketing Proceeds derived from the sale of any Notes that are not Bank Notes or proceeds from a drawing on the Letter of Credit required to pay principal, interest or purchase price of the Notes) in accordance with written instructions given from time to time to the Trustee by the Bank.

         Section 4.05. CUSTODY OF NOTE FUND. The Note Fund shall be held in the custody of the Trustee but in the name of the Borrower. The Borrower hereby authorizes and directs (a) the Trustee to withdraw sufficient funds from the Note Fund to pay the principal of, interest on and the purchase price of the Notes as the same become due and payable, and to withdraw from the Note Fund funds sufficient to pay any other amounts payable therefrom as the same become due and payable, and (b) the Fiscal Agent to use such funds transferred to it to make such payments, which authorization and direction the Trustee and the Fiscal Agent hereby accept; provided, however, that to the extent such principal, interest or purchase price is paid with proceeds of a drawing under the Letter of Credit and the Borrower does not reimburse the Bank directly, the Trustee shall promptly reimburse the Bank from funds on deposit in the Note Fund other than (i) Remarketing Proceeds to be paid to former holders derived from the sale of any Notes that are not Bank Notes, or (ii) proceeds from a drawing on the Letter of Credit required to pay principal, interest or purchase price of the Notes, in accordance with written instructions given from time to time to the Trustee by the Bank.

         Section 4.06. CREATION OF CONSTRUCTION FUND. There is hereby created by the Borrower and ordered established with the Trustee a trust fund to be designated "Kellstrom Industries, Inc. Taxable Variable Rate Demand Revenue Notes, Series 1999 Construction Fund". The money and securities in the Construction Fund shall be held in trust by the Trustee and applied as provided herein and, until such application, the money and securities in such fund shall be subject to a first priority lien and charge in favor of the Noteholders and a second priority lien and charge in favor of the Bank, each as described in the Granting Clauses hereto.

         Section 4.07. DEPOSITS INTO CONSTRUCTION FUND; COST OF THE PROJECT. All proceeds from the sale of the Notes (net of any placement fee and other costs of issuance specified by the Borrower in the authorization and request delivered to the Fiscal Agent pursuant to Section 2.01(c)(iv)) shall be deposited into the Construction Fund to be applied by the Trustee and the Borrower in the manner hereinafter provided for payment of the Cost of the Project. The Cost of the Project shall include the following:

         (a) The cost of the Land and the sitework related to the Land;

         (b) The cost of labor, materials, machinery and equipment as payable to contractors, builders and materialmen in connection with the construction and equipping of the Project;

         (c) Governmental charges levied or assessed during construction on the Project, or on any property acquired therefor, and premiums on insurance in connection with the Project during construction;

         (d) Expenses necessary or incident to determining the feasibility or practicability of completing the Project, the fees and expenses of appraisers, architects, engineers and management consultants for making studies, surveys and estimates of costs and of revenues and other estimates, and fees and expenses of architects and engineers for preparation of plans, drawings and specifications and supervision of construction, as well as for the performance of all other duties of architects and engineers in relation to the construction of the Project or the issuance of the Notes;

         (e) Expenses of administration, management, supervision, operation and inspection properly chargeable to the Project, legal expenses and fees of the Borrower in connection with the Project and the issuance and sale of the Notes, legal expenses and fees, fees and expenses of the Trustee and the Fiscal Agent, Letter of Credit fees, fees and expenses of the Placement Agent and the Remarketing Agent in arranging for the placement and remarketing of the Notes, management fees, interest expense and financing charges, cost of audits, cost of preparing, issuing and selling the Notes, abstracts and reports on titles to real estate, title insurance premiums, recording fees and taxes, and all other items of expense, including those of the Borrower, not elsewhere specified in this section incident to the acquisition, construction and equipping of the Project;

         (f) Any other cost relating to the acquisition, construction and equipping of the Project approved by the Bank;

         (g) Reimbursement to the Borrower for any costs described above paid by it, whether before or after the execution of this Indenture; and

         (h) Reimbursement to the Bank for amounts drawn on the Letter of Credit to pay interest on the Notes during construction of the Project.

         Section 4.08. PAYMENTS FROM CONSTRUCTION FUND. Except as provided in
Section 4.09, the Trustee shall use moneys in the Construction Fund solely to pay the Cost of the Project. Disbursements from the Construction Fund shall be made not more frequently than once each calendar month. Before each payment shall be made from the Construction Fund, there shall be filed with the Trustee:

         (a) A Request for Disbursement, signed by a Borrower Representative and approved by the Bank, stating:

                  (i) the name of the Person to whom the payment is due;

                  (ii) the amount to be paid;

                  (iii) the purpose in reasonable detail for which the obligation to be paid was incurred; and

                  (iv) the proposed date upon which such disbursement is to be made.

         (b) A certificate attached to the Request for Disbursement, signed by a Borrower Representative, stating that:

                  (i) there has been received no notice (A) of any lien, right to lien or attachment upon, or claim affecting the right to receive payment of, any of the moneys payable under such Request for Disbursement to any of the persons, firms or corporations named therein, and (B) that any materials, supplies or equipment covered by such Request for Disbursement are subject to any lien, attachment, claim or security interest, or if any notice of any such lien, attachment, claim or security interest has been received, such lien, attachment, claim or security interest has been released or discharged or will be released or discharged upon payment of the Request for Disbursement;

                  (ii) such Request for Disbursement contains no items representing payment on account of any percentage entitled to be retained at the date of the certificate;

                  (iii) the obligation stated on the Request for Disbursement has been incurred in or about the issuance of the Notes or the acquisition, construction or equipping of the Project, each item is a proper charge against the Construction Fund and the obligation has not been the basis for a prior Request for Disbursement that has been paid; and

                  (iv) as of the date of such certificate no event or condition has happened or existed or is happening or exists that constitutes, or that with notice or lapse of time or both, would constitute, an Event of Default, or if such an event or condition has happened or existed, or is happening or exists, specifying the nature and period of such event or condition and what action the Borrower has taken, is taking or proposes to take with respect thereto.

         (c) An invoice, bill or other appropriate evidence of the obligation described in the Request for Disbursement.

         The Trustee may transfer moneys from the Construction Fund to the Note Fund or to the Bank and apply such moneys to pay Letter of Credit fees or to reimburse the Bank for amounts drawn under the Letter of Credit to pay interest on the Notes during construction of the Project, when due, without the need for submission of a Request for Disbursement or other documents.

         Upon receipt of the above, the Trustee shall within three Business Days make payment from the Construction Fund in accordance with such Request for Disbursement; provided, however, that if such certificate states that any Event of Default exists, the Borrower shall not be entitled to request or receive any further disbursements until such time as the deficiency has been cured to the satisfaction of the Bank. All such payments shall be made by check or draft payable either (i) directly to the Person to be paid, (ii) to both the Borrower and such Person or (iii) upon receipt of evidence that the Borrower has previously paid such amount, to the Borrower.

         Anything to the contrary herein notwithstanding, the Trustee may pay Requests for Disbursements executed only by the Bank (so long as it has not failed to honor a validly drawn draft under the Letter of Credit) if the Bank certifies to the Trustee that the Bank alone is entitled to direct the disbursement of moneys in the Construction Fund due to a default by the Borrower under, or the occurrence of other circumstances provided for in, the Letter of Credit Documents.

         Section 4.09. DISPOSITION OF BALANCE IN CONSTRUCTION FUND. When the Project is completed and all Costs of the Project have been paid, a certificate of the Borrower to that effect signed by a Borrower Representative shall be delivered to the Trustee. Any amounts thereafter remaining in the Construction Fund shall be held in the Construction Fund as collateral for the payment of the Notes. Such remaining amounts may be transferred from the Construction Fund (i) to the Note Fund at the direction of the Borrower to be used to effect the optional redemption of Notes to the maximum extent possible or (ii) to or otherwise on behalf of the Borrower upon the instructions of the Bank to be used by the Borrower only for such purposes as permitted by the Bank.

         Section 4.10. TRUSTEE'S RELIANCE ON BANK. So long as no Event of Default under Section 8.01(a) or (b) has occurred and is continuing, the Trustee may conclusively rely on directions from the Bank in approving or disapproving any Request for Disbursement submitted hereunder, and may waive any requirement of this Article pertaining to the Construction Fund and moneys therein at the direction of the Bank. Any approval, disapproval or waiver by the Trustee, based upon such directions, shall be no basis for and shall give no rise to any liability to the Borrower, the Noteholders or any other Person on the part of the Trustee.

         Section 4.11. MONEYS TO BE HELD IN TRUST. All money that the Trustee has withdrawn from the Note Fund or has received from any other source and set aside or transferred to the Fiscal Agent for the purpose of paying any of the Notes, either at the maturity thereof or by purchase (other than as provided in Section 3.08) or call for redemption or for the purpose of paying any interest on the Notes, shall be held in trust for the respective Holders. Moneys received by the Remarketing Agent, the Fiscal Agent or the Trustee from the sale of a Note under Section 3.08 or from the purchase of any Note shall be held segregated from other funds held by the Remarketing Agent, the Fiscal Agent or the Trustee in trust for the benefit of the Person from whom such Note was purchased and shall not be invested while so held. Any moneys deposited with the Trustee, the Fiscal Agent or the Remarketing Agent pursuant to the terms of this Indenture for the payment of principal or purchase price of Notes, or the payment of interest on Notes, that remains unclaimed by the Holders of the Notes on the date fixed for the payment, redemption or purchase of such Notes, shall be transferred to the appropriate governmental authorities of the states upon the expiration of the escheat period in accordance with the escheat laws applicable to each of the Holders of the Notes, and upon such transfer, the Trustee, the Fiscal Agent and the Remarketing Agent shall have no responsibility with respect to such money.

         Section 4.12. PAYMENT TO BORROWER FROM NOTE FUND OR CONSTRUCTION FUND. Any amounts remaining in the Note Fund or Construction Fund after payment in full of the principal of and interest on the Outstanding Notes, the fees, charges and expenses of the Trustee, the Fiscal Agent, the Remarketing Agent and the Bank (including without limitation the fees and expenses of their respective counsel) and all other amounts required to be paid hereunder and under the Letter of Credit Documents shall be paid promptly to the Borrower; provided the Trustee has received written confirmation from each of the Remarketing Agent and the Bank that all of their fees, charges and expenses have been paid in full.

         Section 4.13. INVESTMENT OF MONEYS. To the extent permitted by law and except as otherwise provided herein, the Trustee or the Fiscal Agent, as the case may be, shall invest and reinvest moneys held by it representing proceeds of drawings under the Letter of Credit and moneys on deposit in the Note Fund as directed in writing by a Borrower Representative containing the written consent of the Bank only in U. S. Government Obligations (or in a mutual fund composed solely of U. S. Government Obligations which at the time of any such investment has a securities rating from each Rating Agency equal to or higher than the then current rating on the Notes), maturing at such times as such amounts shall be needed for the purposes thereof. Unclaimed moneys held by the Trustee, the Fiscal Agent or the Remarketing Agent under Section 4.11 shall be held uninvested by the Trustee, the Fiscal Agent or the Remarketing Agent, as the case may be.

         Moneys held by the Trustee in the Construction Fund shall be invested and reinvested by the Trustee in any of the following on which neither the Borrower nor any of its subsidiaries or affiliates nor any Guarantor is the obligor, as directed in writing by a Borrower Representative containing the written consent of the Bank:

                  (i) U. S. Government Obligations;

                  (ii) obligations of the Federal Intermediate Credit Banks, Federal Home Loan Banks, National Bank for Cooperatives, Federal Land Banks, The Governmental National Mortgage Association or The Federal National Mortgage Association;

                  (iii) certificates of deposit of banks or trust companies (including the Trustee and the Bank) organized under the laws of the United States or any state thereof, but only if such bank or trust company has a minimum combined capital and surplus not less than $20,000,000;

                  (iv) commercial paper or finance company paper which is rated not less than P-1, A-1 or F-1, or their equivalent, by a Rating Agency;

                  (v) any repurchase agreement secured by any one or more of the securities described in (i) through (iv), inclusive, above;

                  (vi) obligations issued by any state of the United States, any territory of the United States or any political subdivision of either, the interest on which is excludable from the gross income of the owner thereof for federal income tax purposes, and which obligations are rated by a Rating Agency (A) in either of its two highest long-term debt categories, or (B) not less than either P-1, A-1, or F-1 or their equivalent;

                  (vii) banker's acceptances, Eurodollar deposits, certificates of deposit or interest accruing demand deposits of banks or trust companies (including the Trustee and the Bank) organized under the laws of the United States or Canada or any state or province thereof, or domestic branches of foreign banks, having a capital and surplus of $25,000,000 or more;

                  (viii) any money market fund or mutual fund (including any such fund for which the Trustee in its individual capacity, the Bank or any of their affiliates is investment manager or advisor) investing in obligations described in clauses (i) through (vii), inclusive, above;

                  (ix) an investment agreement with a financial institution which has a bond rating of not less than "A" or its equivalent, by a Rating Agency, with the proceeds of the Notes invested therein collateralized by securities of such type and maturities acceptable to the Bank; and

                  (x) any other investment permitted by the Bank.

         To the extent that the Trustee or the Fiscal Agent, as the case may be, has not received written directions from the Borrower regarding investment of moneys, the Trustee or the Fiscal Agent, as the case may be, shall, until such directions are received, invest such moneys pursuant to standing written instructions of the Borrower that have been approved by the Bank and are delivered to the Trustee or the Fiscal Agent, as the case may be, by the Borrower upon the original issuance of the Notes, as such instructions may be amended from time to time by the Borrower with the consent of the Bank.

         The Trustee or the Fiscal Agent, as applicable, may purchase or sell investments permitted by this Article through itself or any subsidiary or affiliate as principal or agent. Investments will be made so as to mature or be subject to redemption at the option of the holder on or before the date or dates that the Trustee or the Fiscal Agent, as applicable, or the Borrower, as appropriate, anticipates that moneys from the investments will be required. Investments shall be registered in the name of the Trustee or the Fiscal Agent, as applicable, or its nominee and held by or under the control of the Trustee or the Fiscal Agent, as applicable. The Trustee or the Fiscal Agent, as applicable, shall sell and reduce to cash a sufficient amount of investments whenever the cash held by the Trustee or the Fiscal Agent, as applicable, is insufficient for its purposes, regardless of the loss on liquidation.

         All such investments shall be held by or under the control of the Trustee or the Fiscal Agent, as applicable, and while so held shall be deemed a part of the particular fund in which held. The interest accruing thereon and any profit realized from such investments shall be credited to such fund, and any loss resulting from such investments shall be charged to such fund. The Trustee and the Fiscal Agent shall not be responsible for any losses on investments made in accordance with this section or the tax consequences thereof.


                               [End of Article IV]

                                    ARTICLE V

                                LETTER OF CREDIT

         Section 5.01. REQUIREMENTS FOR LETTER OF CREDIT. In order to support its obligations to make payments under the Notes, the Borrower hereby agrees (a) upon the initial authentication and delivery of the Notes, to deliver to the Trustee the Letter of Credit, issued by the Bank in favor of the Trustee and for the benefit of the holders of the Notes (other than Bank Notes and Borrower Notes), and (b) to ensure that so long as any Notes remain Outstanding, a Letter of Credit shall be in effect with respect to such Notes with terms substantially conforming to those of the original Letter of Credit.

         Section 5.02. DRAWS ON LETTER OF CREDIT; EXTENSIONS.

         (a) The Trustee shall make timely draws in accordance with the Letter of Credit such that timely payment under Section 4.01 is made without resort to the sources of payment described in Section 4.01(c) or (d). Such draws shall be in amounts equal to (i) the purchase price payable with respect to the Notes (excluding Bank Notes and Borrower Notes which are not entitled to any benefit of the Letter of Credit), less the amounts, if any, available under Section 4.01(a), or (ii) the total principal and interest due on the Notes (excluding Bank Notes and Borrower Notes which are not entitled to any benefit of the Letter of Credit). If any such draws are made on a Mandatory Repurchase Date in connection with the delivery of a Substitute Letter of Credit such draws shall be made under the existing Letter of Credit and not on the Substitute Letter of Credit. In the event the Trustee uses Available Moneys (other than Available Moneys arising from a draw under the Letter of Credit) for the payment of principal of or interest on the Notes as the same become due and payable whether at maturity, upon redemption or otherwise or for purchase price of the Notes when due, the Trustee shall, within 10 days after such payment, give notice thereof to the Bank in accordance with the terms of the Letter of Credit. The notice from the Trustee to the Bank shall be in the form attached to the Letter of Credit. The Trustee agrees to make such draws so as to be able to obtain and to transfer to the Fiscal Agent by 1:45 p.m. to the extent funds have been received from the Bank on the payment or purchase date, as the case may be, such funds to the extent necessary to permit the Fiscal Agent to make such payment when due in accordance with this Indenture and the Notes.

         (b) In drawing on the Letter of Credit, the Trustee shall be acting on behalf of the Noteholders by facilitating payment of the Notes and not on behalf of the Borrower and shall not be subject to the control of the Borrower. Proceeds of draws on the Letter of Credit shall be segregated from, and not commingled with, other moneys held by the Trustee and shall be paid to the Fiscal Agent, who shall hold such moneys segregated from, and not commingled with, other moneys held by the Fiscal Agent. If the Trustee is also acting as Fiscal Agent, such moneys shall be held in the Note Fund.

         (c) The Trustee shall advise the Borrower by telecopy or telex on the date of each draw on the Letter of Credit of the amount and date of such draw and of the reason for such draw.

         (d) For extensions of the term of the Letter of Credit, the Trustee shall, at the direction of a Borrower Representative, but only if required to evidence an extension of the term of the Letter of Credit, surrender the Letter of Credit to the Bank in exchange for a new letter of credit of the Bank or the Letter of Credit with notations thereon, as the Bank may so elect, conforming in all material respects to the Letter of Credit except that the expiration date shall be extended. Any such extension shall be for a period of at least one year or, if less, until the fifteenth day following the maturity date of the Notes.

         (e) No draws shall be made by the Trustee under the Letter of Credit for Bank Notes or Borrower Notes.

Section 5.03.   SUBSTITUTE LETTER OF CREDIT.

         (a) Upon at least 35 days' prior written notice to the Trustee, the Fiscal Agent and the Remarketing Agent, the Borrower may provide for the delivery to the Trustee of a substitute Letter of Credit complying with the provisions of this Indenture (the "Substitute Letter of Credit"), which shall be effective upon acceptance by the Trustee. Any Substitute Letter of Credit shall have a stated expiration date of at least one year following the effective date thereof and at least 15 days following an Interest Payment Date.

         (b) On or before the date of delivery of any Substitute Letter of Credit to the Trustee, as a condition to the acceptance by the Trustee of such Substitute Letter of Credit, the Borrower shall furnish to the Trustee:

                  (i) An Opinion of Counsel addressed to the Trustee to the effect that (A) the Substitute Letter of Credit is the valid and binding obligation of the issuer thereof enforceable against such issuer in accordance with its terms except insofar as its enforceability may be limited by any insolvency or similar proceedings applicable to the issuer or by proceedings affecting generally the rights of the issuer's creditors or by general equitable principles;
         (B) payments of principal, interest or purchase price on the Notes from the proceeds of a draw on the Substitute Letter of Credit will not constitute avoidable preferences under any applicable bankruptcy, reorganization, insolvency or other similar laws; (C) the Substitute Letter of Credit does not constitute a separate security requiring registration under any applicable federal or state securities laws; and
         (D) the delivery and acceptance of the Substitute Letter of Credit are authorized under the Indenture. In the case of a Substitute Letter of Credit, issued by a branch or agency of a foreign commercial bank, there shall also be delivered an Opinion of Counsel from a firm licensed to practice law in the jurisdiction in which the head office of such bank is located, addressed to the Trustee to the effect that the Substitute Letter of Credit is the valid and binding obligation of such bank, enforceable against such bank in accordance with its terms, subject to the limitations referred to in Section 5.03(b)(i)(A) above;

                  (ii) written evidence satisfactory to the Trustee that the issuer of the Substitute Letter of Credit meets the requirements for an issuer of a Letter of Credit in Article I hereof;

                  (iii) written confirmation from the Remarketing Agent (or any successor Remarketing Agent which has been appointed to serve as the Remarketing Agent on the effective date of the Substitute Letter of Credit) that it has agreed to remarket the Notes on or after the date of the delivery of the Substitute Letter of Credit; and

                  (iv) if the Notes will be rated following acceptance by the Trustee of such Substitute Letter of Credit, a letter from each Rating Agency setting forth such rating(s).

         The Trustee shall accept any such Substitute Letter of Credit only in accordance with the terms, and upon satisfaction of the conditions, contained in this Section and any other applicable provisions of this Indenture. Notwithstanding anything to the contrary herein, any Substitute Letter of Credit shall become effective on a Business Day. Acceptance of the Substitute Letter of Credit shall result in the occurrence of a Mandatory Repurchase Date, and the Trustee shall not terminate or surrender the Letter of Credit until the Trustee has made such drawings thereunder, if any, as shall be required under the Indenture to provide for payment of the purchase price of the Notes, and has received the proceeds of such drawing from the Bank.

         (c) Not more than 60 days and not less than 15 days prior to the effective date of the Substitute Letter of Credit, the Fiscal Agent shall, in addition to the notice required by Section 11.01(b), send by registered or certified mail to the Remarketing Agent and each holder of the Notes, notice of the issuance of the Substitute Letter of Credit, which notice shall include (i) the identity of the issuer thereof, (ii) the date the Substitute Letter of Credit will be effective, and (iii) notice pursuant to Section 3.07 that the Notes are subject to mandatory repurchase pursuant to Section 3.07.

         Section 5.04. ENFORCEMENT OF THE LETTER OF CREDIT. The Trustee shall hold and maintain the Letter of Credit for the benefit of the Owners of the Notes until the Letter of Credit terminates or expires in accordance with its terms. When the Letter of Credit terminates or expires in accordance with its terms, the Trustee shall immediately surrender it to the Bank. The Trustee hereby agrees that, except in the case of a redemption in part pursuant to
Article III hereof or any other reduction in the principal amount of Notes Outstanding, it will not under any circumstances request that the Bank reduce the amount of the Letter of Credit. If at any time, all Notes shall cease to be Outstanding, the Trustee shall surrender the Letter of Credit to the Bank in accordance with the terms thereof, together with written confirmation from the Trustee to the Bank stating that the Letter of Credit is being delivered to the Bank for cancellation and that the Trustee relinquishes its right to make any further draws thereunder. If at any time, the Bank fails to honor a draft presented under the Letter of Credit, in conformity with the terms thereof, the Trustee shall give immediate telephonic notice thereof to the Remarketing Agent, the Fiscal Agent and the Borrower.

                               [End of Article V]

                                   ARTICLE VI

                GENERAL COVENANTS, REPRESENTATIONS AND WARRANTIES

         Section 6.01. PAYMENT OF NOTES. The Borrower shall promptly pay, or cause to be paid, the principal of (whether at maturity, by acceleration, call for redemption or otherwise) and interest on and purchase price of every Note issued under this Indenture to the Fiscal Agent for payment to the owners of the Notes, on the dates and in the manner provided herein according to the true intent and meaning thereof.

         Section 6.02.   COVENANTS.  REPRESENTATIONS AND WARRANTIES OF BORROWER.

         (a) COMPLIANCE WITH TERMS. The Borrower shall observe and perform all covenants, conditions and agreements required on its part to be observed and performed in this Indenture, the Reimbursement Agreement, the Placement Agreement, the Remarketing Agreement and in each Note executed, authenticated and delivered hereunder, in all other documents related hereto, and under any laws or regulations related to the issuance of the Notes.

         (b) INCORPORATION BY REFERENCE. The Borrower represents and warrants that each of the Borrower's representations and warranties contained in the Reimbursement Agreement, the Placement Agreement and the Remarketing Agreement are true and correct in all material respects on and as of the date hereof and are hereby made to the Trustee as if set forth herein.

         (c) DUE AUTHORIZATION. The Borrower (i) has the requisite corporate power and authority to execute, deliver and perform this Indenture and each of the other Transaction Documents to which it is a party and to incur and perform the obligations herein and therein provided for, and (ii) is duly authorized under all applicable provisions of law, and has taken all necessary corporate action on its part required, to execute, deliver and perform this Indenture and each of the other Transaction Documents to which it is a party.

         (d) NO CONFLICTS. Neither the execution and delivery of the Transaction Documents to which the Borrower is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provision thereof will (i) violate or conflict with any provision of the articles of incorporation or by laws of the Borrower, (ii) to the Borrower's knowledge, violate, contravene or materially conflict with any law, regulation, order, writ, judgment, injunction, decree or permit applicable to the Borrower,
(iii) violate, contravene or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which the Borrower may be bound, or (iv) to the Borrower's knowledge, result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with the Transaction Documents) upon or with respect to any material asset of the Borrower.

         (e) CONSENTS. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Indenture or any of the other Transaction Documents.

         (f) ENFORCEABLE OBLIGATIONS. This Indenture and the other Transaction Documents to which the Borrower is a party have been duly executed and delivered and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally.

         Section 6.03. NOTICE OF LITIGATION. The Borrower shall promptly inform the Trustee, the Bank, the Fiscal Agent, the Placement Agent and the Remarketing Agent of (a) any litigation pending or to its knowledge threatened, to which the Borrower is or may be a party and that has not been previously disclosed to the Trustee, the Bank, the Fiscal Agent, the Placement Agent and the Remarketing Agent, the adverse determination of which might materially prejudice the payment of the Notes or the performance of its obligations hereunder, and (b) any materially adverse developments in any such litigation previously disclosed to the Trustee, the Bank, the Fiscal Agent, the Placement Agent and the Remarketing Agent.

         Section 6.04. FINANCING AND CONTINUATION STATEMENTS. Financing statements with respect to the Trust Estate and meeting the requirements of the Uniform Commercial Code of the State shall be filed by the Borrower in all offices in the State where such filing is necessary to perfect the security interest in the Trust Estate created by this Indenture. Whenever in the opinion of the Trustee or the Bank (but without obligation on either or both of them to make such a determination) such action is necessary to preserve such security interest or the priority thereof and upon the written direction of either of them to do so, the Borrower shall file additional financing or continuation statements in all such offices. During the sixth month period immediately preceding February 1, 2004 and February 1 of each fifth year thereafter, upon the written direction of the Trustee or the Bank to do so, the Borrower shall deliver or cause to be delivered to the Trustee and the Bank an opinion of counsel, addressed to the Trustee and the Bank, or other evidence reasonably satisfactory to each of them, stating that no further filing of any instrument is necessary to preserve, perfect or protect the priority of the security interest in the Trust Estate created hereby at such time or during the five year period immediately succeeding such June 1, as the case may be, or, if any such filing is necessary, setting forth the requirements with respect thereto, in which case the Borrower shall cause such requirements to be met. The expenses, including reasonable attorney's fees, of all such filings and opinions shall be paid by the Borrower.

         Section 6.05. FURTHER ASSURANCES. The Borrower shall execute and deliver such supplemental agreements and such further instruments and do such further acts, as the Trustee may reasonably require to carry out the purposes of this Indenture.

                               [End of Article VI]

                                   ARTICLE VII

                             DISCHARGE OF INDENTURE

         Section 7.01. NOTES DEEMED PAID; DISCHARGE OF INDENTURE. All Notes shall be deemed paid for all purposes of this Indenture when (a) payment of the greater of the principal of and the maximum amount of interest that may become due on the Notes to the due date of such principal and interest (whether at maturity, upon redemption, acceleration or otherwise) or the payment of the purchase price of any Note that may be optionally tendered by the owner either
(i) has been made in accordance with the terms of Section 3.05 or Section 3.07(c) or (ii) has been provided for by depositing with the Trustee (A) moneys sufficient to make such payment, which moneys must constitute Available Moneys and/or (B) noncallable U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of sufficient moneys to make such payment without regard to the reinvestment thereof, provided that (i) such U.S. Government Obligations must be purchased from Available Moneys and (ii) the Trustee has received written evidence from each Rating Agency that as a result of such action, their rating on the Notes will not be lowered or eliminated; and (b) all compensation and expenses of the Trustee and the Fiscal Agent (as well as the fees and expenses of their counsel) pertaining to each Note in respect of which such payment or deposit is made have been paid or provided for to their respective satisfaction. When a Note is deemed paid, it shall no longer be secured by or entitled to the benefits of this Indenture, except for payment from moneys or U.S. Government Obligations under subsection (a) above and except that it may be optionally tendered if and as provided in Section 3.07(b) and it may be transferred, exchanged, registered, discharged from registration or replaced as provided in Article II.

         Notwithstanding the foregoing, no deposit under subsection (a) above made for the purpose of paying the redemption price of a Note (as opposed to the final payment thereof upon maturity) will be deemed a payment of a Note as aforesaid until (x) notice of redemption of the Note is given in accordance with
Article III or, if the Note is not to be redeemed within the next 60 days, until the Borrower has given the Trustee and the Fiscal Agent, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the holder of the Note, in accordance with Article III, that the deposit required by subsection (a) above has been made with the Trustee and that the Note is deemed to be paid under this Article and stating the redemption date upon which moneys are to be available for the payment of the principal of the Note or (y) the maturity of the Note. Additionally, and while the deposit under subsection (a) above made for the purpose of paying the final payment of a Note upon its maturity shall be deemed a payment of such Note as aforesaid, the Trustee shall mail notice to the Owner of such Note, as soon as practicable stating that the deposit required by subsection (a) above has been made with the Trustee and that the Note is deemed to be paid under this Article.

         When all Outstanding Notes are deemed paid under the foregoing provisions of this Section and other sums due under this Indenture and the Reimbursement Agreement are paid in full, the Trustee shall, upon request, acknowledge the discharge of the Borrower's obligations under this Indenture except for obligations relating to optional tender as provided in Section 3.07(b), obligations under Article II in respect of the transfer, exchange, registration, discharge from registration and replacement of Notes, and obligations under Section 9.06 hereof with respect to the Trustee's compensation and indemnification, and the Trustee without request or further direction shall surrender the Letter of Credit to the Bank, in accordance with the terms of the Letter of Credit and the provisions of
Section 5.04 hereof. Notes delivered to the Fiscal Agent for payment shall be canceled by the Fiscal Agent pursuant to Section 2.07.

         The Trustee may request and shall be fully protected in relying upon a certificate of an independent certified public accountant to the effect that a deposit will be sufficient to defease the Notes as provided in this Section 7.01.

         Upon receipt of any amount pursuant to this Article VII, the Trustee shall give written notice thereof, which notice shall include, without limitation, the amount of such deposit and any instructions given to the Trustee pursuant thereto, to the Remarketing Agent by first-class mail, postage prepaid.

         Section 7.02. APPLICATION OF TRUST MONEY. The Trustee and the Fiscal Agent shall hold in trust money or U.S. Government Obligations deposited with them pursuant to the preceding Section and shall apply the deposited money and the money from the U.S. Government Obligations in accordance with this Indenture only to the payment of principal of and interest on, or purchase price of, the Notes.

                              [End of Article VII]

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

         Section 8.01. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

         (a) Default in the due and punctual payment of any interest on any Note;

         (b) Default in the due and punctual payment of the principal or purchase price of any Note (whether at maturity, by acceleration or redemption, upon purchase or otherwise);

         (c) Default in the observance or performance of any other of the covenants, conditions or agreements on the part of the Borrower under this Indenture with such default continuing for a period of thirty (30) consecutive days (or such further time as may be granted in writing by the Trustee, with notice to the Bank) after receipt by the Borrower Representative of a written notice from the Trustee or the Bank specifying such default and requiring the same to be remedied; or

         (d) Receipt by the Trustee of written notice from the Bank that an Event of Default has occurred under the Reimbursement Agreement accompanied by a demand by the Bank that the Trustee declare the Notes to be immediately due and payable.

         For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of an Event of Default hereunder unless a Responsible Officer in the corporate trust department of the Trustee has actual knowledge thereof or unless written notice of any event which is an Event of Default is received by the Trustee and such notice references this Indenture or the Notes.

         Section 8.02. ACCELERATION AND DUTY TO DRAW ON LETTER OF CREDIT.

         (a) Upon the occurrence of an Event of Default under Section 8.01(a),
(b) or (d) hereof, the Trustee shall, by notice to the holders, the Bank, the Remarketing Agent and the Borrower, declare the entire unpaid principal of and interest on the Notes immediately due and payable and, thereupon, the entire unpaid principal of and interest on the Notes shall forthwith become immediately due and payable. Upon the occurrence and continuance of any other Event of Default, the Trustee may, and if requested by the holders of not less than a majority in aggregate principal amount of Notes then Outstanding shall, by notice to the holders, the Bank, the Remarketing Agent and the Borrower, declare the entire unpaid principal of and interest on the Notes immediately due and payable and, thereupon, the entire unpaid principal of and interest on the Notes shall forthwith become due and payable. Upon any such declaration, the Borrower shall forthwith cause the Trustee to pay to the holders of the Notes from the Trust Estate the entire unpaid principal of and accrued interest on the Notes. In the event the Trustee fails to accelerate as required by this Section 8.02(a), the owners of a majority in aggregate principal amount of Notes Outstanding shall have the right to take such actions.

         (b) Upon the acceleration of the maturity of the Notes, by declaration or otherwise, the Trustee shall immediately draw upon the Letter of Credit for the aggregate unpaid principal amount of the Notes and interest accrued thereon which shall be applied immediately as set forth in Section 8.03. Upon such acceleration, interest on the Notes shall cease to accrue as of the date of declaration of such acceleration.

         Section 8.03. DISPOSITION OF AMOUNTS DRAWN ON LETTER OF CREDIT; ASSIGNMENT OF RIGHTS TO CONTEST.

         (a) All amounts drawn on the Letter of Credit by the Trustee in accordance with Section 8.02(b) shall be held in the Note Fund (and invested in accordance with Section 4.13), and shall be applied immediately to the payment of principal of and interest accrued on the Notes unless, prior to or with the proceeds of the draw on the Letter of Credit, the Trustee receives written instructions from the Bank to use such proceeds to purchase all Notes. If such instructions are received by the Trustee, such draw proceeds shall be immediately applied to the purchase of the Notes, the acceleration of the Notes shall be canceled, the Notes shall become Bank Notes, and the Notes shall be registered in the name of the Borrower and pledged under the Reimbursement Agreement as additional security for repayment of the Borrower's obligations under the Reimbursement Agreement. Thereafter, such Notes shall not be remarketed by the Remarketing Agent unless the Letter of Credit is reinstated or a Substitute Letter of Credit is delivered pursuant to Section 5.03.

         (b) The Trustee hereby assigns to the Bank all its rights to contest or otherwise dispute in the Trustee's name, place and stead and at the Bank's sole election and cost any claim of preferential transfer made by a bankruptcy trustee, debtor-in-possession or other similar official with respect to any amount paid to the Trustee by or on behalf of the Borrower to be applied to principal of or interest on or purchase price of the Notes, to the extent of payments made to the Trustee pursuant to a drawing under the Letter of Credit. The Trustee shall cooperate with and assist the Bank in any such contest or dispute as the Bank may reasonably request; provided, however, that the Bank shall reimburse the Trustee for the reasonable costs incurred in connection with providing such cooperation and assistance. The Trustee shall give the Bank prompt notice of any claim of preferential transfer of which the Trustee has knowledge. The foregoing assignment shall not be deemed to confer upon the Bank any right to contest or otherwise dispute any claim of preferential transfer with respect to any amount as to which there has been no drawing under the Letter of Credit. The assignment set forth above shall in no event be effective until the Bank has first furnished to the Trustee an agreement to indemnify the Trustee and the holders of the Notes against any claim, liability or damage which they might suffer by reason of any such contest or dispute.

         Section 8.04. OTHER REMEDIES; RIGHTS OF NOTEHOLDERS. Upon the occurrence of an Event of Default, the Trustee, subject to the terms of this Indenture, may proceed to protect and enforce its rights and the rights of the Noteholders by mandamus or other suit, action or proceeding, at law or in equity, including but not limited to an action for specific performance of any agreement herein contained or making a demand for payment from the Borrower and taking action pursuant to any other document to which the Trustee is a party.

         Upon the occurrence of an Event of Default and subject to Section 8.14, if requested to do so by the holders of not less than a majority in aggregate principal amount of Notes Outstanding and if indemnified as provided in Section 9.01(d), the Trustee, subject to the terms of this Indenture, shall exercise such one or more of the rights and powers conferred by this Article as the Trustee, upon being advised by counsel, shall deem most expedient in the interests of the Noteholders.

         No remedy conferred by this Indenture upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other remedy, but each such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Noteholders hereunder or now or hereafter existing at law or in equity. No delay or failure to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed necessary. No waiver of any default or Event of Default hereunder, whether by the Trustee pursuant to
Section 8.10 or by the Noteholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

         Section 8.05. RIGHT OF NOTEHOLDERS TO DIRECT PROCEEDINGS. Notwithstanding anything in this Indenture to the contrary, but subject to
Section 8.14, the holders of a majority in aggregate principal amount of Notes Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or for the appointment of a receiver or any other proceedings hereunder; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

         Section 8.06. APPLICATION OF MONEYS. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Note Fund; provided, however, that no proceeds from any draw on the Letter of Credit shall be used for any purpose other than payment of the principal of and interest on the Notes or the purchase price thereof. All moneys in the Note Fund shall be applied as follows:

         (a) Unless the principal of all Notes has become or has been declared due and payable:

                  First, to the payment to the persons entitled thereto of all installments of interest then due on the Notes, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as provided in Section 8.13, and as to any difference in the respective rates of interest specified in the Notes;

                  Second, to the payment to the persons entitled thereto of the unpaid principal of any of the Notes which has become due (other than Notes called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Notes at the respective rates specified therein from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Notes due on any particular date, together with such interest, then first to the payment of such interest ratably, according to the amount of such interest due on such date, and then to the amount of such principal, ratably, according to the amount of such principal due on such date, to the persons entitled thereto, without any discrimination or preference, except as provided in Section 8.13, and as to any difference in the respective rates of interest specified in the Notes; and

                  Third, to the extent permitted by law, to the payment to the persons entitled thereto of the unpaid interest on overdue installments of interest ratably, according to the amounts of such interest due on such date, without any discrimination or preference, except as provided in Section 8.13, and as to any difference in the respective rates of interest specified in the Notes.

         (b) If the principal of all Notes have become due or have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Notes, including to the extent permitted by law, interest on overdue installments of interest, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably according to the amounts due respectively for principal and interest, to the persons entitled thereto, without any discrimination or privilege, except as provided in Section 8.13.

         (c) If the principal of all Notes have been declared due and payable, and if such declaration is thereafter rescinded and annulled under the provisions of this Article, then, subject to the provisions of Section 8.06(b) in the event that the principal of all Notes later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of
Section 8.06(a).

         (d) All amounts received from a draw upon the Letter of Credit shall be applied exclusively to the payment of the principal of and interest on the Notes or the purchase price thereof.

         Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times and from time to time as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable or as required by Section 8.03(a)) upon which such application is to be made. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Note until such Note is presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

         Whenever all principal of and interest on all Notes have been paid under the provisions of this Section and all expenses and charges of the Trustee have been paid, and all obligations of the Borrower to the Bank pursuant to the Reimbursement Agreement shall have been paid in full, the balance remaining in the Note Fund shall be paid to the Borrower as provided in Section 4.12.

         Section 8.07. REMEDIES VESTED IN TRUSTEE. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee may be brought in its name, as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Notes, and any recovery of judgment shall be for the equal benefit of the holders of the Outstanding Notes.

         Section 8.08. LIMITATIONS ON SUITS. Except to enforce the rights given under Sections 8.02(a), 8.05 and 8.12, no holder of any Note shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust thereof or any other remedy hereunder, unless (a) a default has occurred of which the Trustee has been notified as provided in Section 9.05, or of which by such Section it is deemed to have notice, (b) such default has become an Event of Default and the holders of at least a majority in aggregate principal amount of Notes Outstanding have made written request to the Trustee and have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, (c) such holders have offered to the Trustee indemnity as provided in Section 9.01(d), (d) the Trustee for 60 days after such notice fails or refuses to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name or in the name of such holders, (e) no direction inconsistent with such request has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of Notes Outstanding, and (f) notice of such action, suit or proceeding is given to the Trustee; it being understood and intended that no one or more holders of the Notes shall have any right in any manner whatsoever to affect, disturb or prejudice this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted and maintained in the manner herein provided and for the equal benefit of the holders of all Notes Outstanding.

         The notification, request and offer of indemnity set forth in the preceding paragraph, at the option of the Trustee, shall be conditions precedent to the execution of the powers and trusts in this Indenture and to any action or cause of action for the enforcement of this Indenture or for any other remedy hereunder.

         Section 8.09. TERMINATION OF PROCEEDINGS. In case the Trustee has proceeded to enforce any right under this Indenture by the appointment of a receiver, by entry or otherwise, and such proceedings have been discontinued or abandoned for any reason, or have been determined adversely, then and in every such case the Borrower, the Noteholders, the Bank and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

         Section 8.10. WAIVERS OF EVENTS OF DEFAULT. The Trustee, with the written consent of the Bank, may waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal of and interest on the Notes, and shall do so, with the written consent of the Bank, upon the written request of the holders of (a) a majority in aggregate principal amount of Notes Outstanding in respect of which default in the payment of principal and/or interest exists, or (b) a majority in aggregate principal amount of Notes Outstanding in the case of any other default; provided, however, that:

                  (i) there shall not be waived without the consent of the holders of all Notes then Outstanding: (A) any default in the payment of the principal of any Outstanding Notes when due (whether at maturity or by mandatory or optional redemption); or (B) any default in the payment when due of the interest on any such Notes unless, in either case, prior to such waiver or rescission (1) there have been paid or provided for all arrears of interest at the rate borne by the Notes on overdue installments of principal, all arrears of payments of principal and interest when due and all expenses of the Trustee and the Bank in connection with such default, and (2) in case of any such waiver or rescission, or in case of the discontinuance, abandonment or adverse determination of any proceeding taken by the Trustee on account of any such default, the Trustee, the Bank and the Noteholders shall be restored to their respective former positions and rights hereunder;

                  (ii) no acceleration of maturity under Section 8.02 made at the request of the holders of not less than a majority in aggregate principal amount of Notes Outstanding shall be rescinded unless requested by the holders of a majority in aggregate principal amount of Notes Outstanding; and

                  (iii) unless the Trustee has been notified by the Bank in writing that the Letter of Credit is reinstated in full as to principal and interest and that the Bank has rescinded or withdrawn the written notice referred to in Section 8.01(d), there shall be no waiver or rescission so long as the Letter of Credit is in effect.

         No such waiver or rescission shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 8.11. NOTICE OF DEFAULTS; OPPORTUNITY OF BORROWER TO CURE DEFAULTS. Notwithstanding anything in this Indenture to the contrary, no default specified in Section 8.01(c) on the part of the Borrower shall constitute an Event of Default until (a) notice of such default shall be given (i) by the Trustee to the Borrower and the Bank, or (ii) by the holders of not less than a majority in aggregate principal amount of Notes Outstanding to the Trustee, the Borrower and the Bank, and (b)the Borrower has had 30 days after such notice to correct such default or cause such default to be corrected, and shall not have corrected such default or caused such default to be corrected within such period; provided, however, if any default specified in Section 8.01(c) shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Borrower within such period and diligently pursued until such default is corrected; provided, further, that the period for corrective action shall not in any event extend more than 180 days after such notice to correct such default.

         With regard to any alleged default concerning which notice is given to the Bank, the Bank may, but is under no obligation to, perform any covenant, condition or agreement the nonperformance of which is alleged in such notice to constitute a default, in the name and stead of the Borrower with full power to do any and all things and acts to the same extent that the Borrower could do and perform any such things and acts with power of substitution.

         Section 8.12. UNCONDITIONAL RIGHT TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding the terms of Section 8.08, any Noteholder may enforce, by action at law, payment of the principal or purchase price of and interest on any Note at and after the maturity thereof, or on the date fixed for redemption or purchase or (subject to the provisions of Section 8.02) on the same being declared due prior to maturity as herein provided, or the obligation of the Borrower to pay the principal or purchase price of and interest on each of the Notes issued hereunder to the respective holders thereof at the time, place, from the source and in the manner herein and in the Notes expressed.

         Section 8.13. NOTES OUTSTANDING. Notwithstanding anything else in this Article to the contrary, but subject to Section 8.14, Borrower Notes shall not be deemed to be Outstanding for purposes of this Article and the Borrower as holder thereof shall not be entitled to any rights or payments therefor pursuant to Sections 8.05, 8.06, 8.08, 8.10 and 8.12.

         Section 8.14. LETTER OF CREDIT BANK DEEMED OWNER. For all purposes of this Article VIII (other than receipt of payments), the Bank shall, so long as the Bank shall not have dishonored any draw under the Letter of Credit strictly complying with the terms thereof (other than for a reason permitted by the Letter of Credit or pursuant to any administrative or judicial order, ruling, finding or decision), be deemed the holder and registered owner of all Notes. As such, the Bank may take all actions permitted by this Article VIII to be taken by the Trustee or the holders or registered owners of the Notes, to the exclusion of the Trustee or the actual holders and registered owners of the Notes; the purpose of this Section 8.14 being to permit the Bank to direct the taking of actions and enforcement of remedies permitted by this Article VIII so long as the Bank shall not have dishonored any draw under the Letter of Credit complying with the terms thereof (other than for a reason permitted by the Letter of Credit or pursuant to any administrative or judicial order, ruling, rule, finding or decision).

         Section 8.15. SUBROGATION RIGHTS OF THE BANK.

         (a) Notwithstanding anything else contained herein, whenever the Trustee shall make any payment to any Noteholder with funds drawn under Letter of Credit pursuant hereto, the Trustee shall make such payments as agent for the Bank and not as agent for the Borrower, and the Bank and its assigns shall thereafter, to the extent of the amount so paid, be subrogated to the rights thereon of the Noteholders to whom such payment was made, and the Trustee shall, in the event of the payment of principal, keep a written record of such payments. When a Noteholder has been paid the entire principal of and interest on his Note with funds drawn under the Letter of Credit, such Note shall be surrendered to the Trustee as agent for the Bank, in lieu of cancellation thereof, and such Note shall be transferred and delivered to the Bank or as the Bank shall direct.

         (b) In the event the Bank makes any payment with respect to the payment of the principal or purchase price of or interest on any Note to the Trustee under the Letter of Credit, the Bank shall be subrogated to the rights possessed under the Indenture by the Trustee, the Borrower and the owners of such Notes so paid, and the Bank shall be subrogated to the rights of the Borrower and the Trustee under any other document, instrument or agreement securing repayment of the principal or purchase price of and interest on the Notes. For purposes of the Bank's subrogation rights hereunder, (i) any reference in the Indenture to the Noteholders shall include the Bank, which shall be entitled to be treated as if the Bank were a registered owner of Notes in the principal amount of any principal payment made by the Bank under the Letter of Credit, (ii) any portion of any Note as to which the principal or purchase price is paid with money collected pursuant to the Letter of Credit shall be deemed to be outstanding under the Indenture and the principal amount of such Note, together with interest due and unpaid thereon, which have been paid by the Bank pursuant to the Letter of Credit shall be deemed to be held by and owing to the Bank, and
(iii) the Bank may exercise any and all rights and benefits it would have under the Indenture as a Holder of Notes to the extent of the principal amount of Notes owned or deemed to be owned by the Bank and any and all interest so due and unpaid thereon; provided that such Bank Notes (A) shall not be taken into account in determining any deficiency for which a claim or draw is to be made under the Letter of Credit, and (B) shall be subordinated in right of payment as of any Interest Payment Date or upon the redemption or acceleration of the Notes. Subrogation rights granted to the Bank hereunder are not intended to be exclusive of any other rights or remedies available to the Bank, and such subrogation rights shall be cumulative and shall be in addition to every right or remedy given hereunder or under any other instrument or agreement with respect to reimbursement of money paid by the Bank pursuant to the Letter of Credit, and every other right or remedy now or hereafter existing at law or in equity or by statute.

                              [End of Article VIII]

                                   ARTICLE IX

                             TRUSTEE, FISCAL AGENT,
                      PLACEMENT AGENT AND REMARKETING AGENT

         Section 9.01.   DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                  (ii) in the absence of bad faith, negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture.

         (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this subsection does not limit the effect of (b) above;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

         (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense, but (i) the Trustee may not require indemnity as a condition to declaring the principal of and interest on the Notes to be due immediately under Section 8.02 and (ii) the Trustee may not require indemnity as a condition to drawing on the Letter of Credit or to taking any action under the Letter of Credit. The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder. The permissive right of the Trustee to do things enumerated under this Indenture shall not be construed as a duty of the Trustee.

         (e) The Trustee shall not be liable for interest on any cash held by it except as the Trustee may agree with the Borrower in writing.

         (f) The Trustee may conclusively rely on a Borrower Representative's certificate as to whether a Bankruptcy Filing has occurred.

         (g) The Trustee shall strictly comply with the terms of the Letter of Credit.

         (h) The Trustee shall maintain adequate records pertaining to the funds held by the Trustee, the investment thereof and the disbursement therefrom; notwithstanding anything to the contrary in this Indenture or the Notes, the Trustee shall not be required to advance its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         (i) Every provision of this Indenture that in any way relates to the Trustee is subject to all the foregoing paragraphs of this Section.

         (j) The Trustee shall not in any event be responsible for ensuring that the rate of interest due and payable on the Notes under this Indenture does not exceed the highest legal rate of interest permissible under federal or state law applicable thereto.

         Section 9.02.   RIGHTS OF TRUSTEE.

         (a) Subject to the foregoing Section, including, but not limited to, Sections 9.01(b)(ii) and 9.01(c), the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any Person, who at the time of making such request or authority or consent is the owner of any Note, shall be conclusive and binding upon all future owners of any Note issued in replacement thereof.

         (b) Before the Trustee acts or refrains from acting, it may require a certificate of an appropriate officer or officers of the Borrower or an Opinion of Counsel stating that (i) the person making such certificate or opinion has read such covenant or condition, (ii) the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with. The Trustee shall not be liable for any loss or damage or action it takes or omits to take in good faith in reliance on the certificate or Opinion of Counsel.

         (c) The Trustee may execute any of the trusts or powers hereunder and perform any of its duties through agents, attorneys or employees or co-trustees and shall not be responsible for the misconduct or negligence of any agent, attorney, employee or co-trustee appointed with due care.

         Section 9.03. INDIVIDUAL RIGHTS OF TRUSTEE, ETC. The Trustee in its individual or any other capacity may become the owner, custodian or pledgee of Notes and may otherwise deal with the Bank or with the Borrower or its affiliates with the same rights it would have if it were not Trustee. The Fiscal Agent may do the same with like rights.

         Section 9.04. TRUSTEE'S DISCLAIMER. Subject to Sections 9.01(b) and 9.01(c):

         (a) the Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, and (ii) shall not be responsible for any statement in the Notes or for the perfection of any lien created by this Indenture or otherwise as security for the Notes;

         (b) the Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Noteholders, the Borrower and the Remarketing Agent;

         (c) the Trustee shall not be responsible for the application of any of the proceeds of the Notes or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture;

         (d) except as to a determination whether the Borrower has delivered the opinion of counsel or provided other satisfactory evidence to the Trustee that the Borrower has satisfied the filing requirements set forth in the next to last sentence of Section 6.04, the Trustee shall not be under any obligation to see to the recording or filing of this Indenture, any financing statements or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof;

         (e) the Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made; and

         (f) the Trustee shall not be personally liable for any claims by or on behalf of any Person, arising from the conduct or management of, or from any work or thing done on, the Project, and shall have no affirmative duty with respect to compliance of the Project under state or federal laws pertaining to the transport, storage, treatment or disposal of pollutants, contaminants, waste or hazardous materials, or regulations, permits or licenses issued under such laws or otherwise.

         Section 9.05. NOTICE OF DEFAULTS. The Trustee shall not have notice, or be deemed to have notice, of any default or Event of Default under this Indenture, other than an Event of Default under Section 8.01(a), (b) or (d), unless specifically notified in writing at such address as set forth in Section
11.01 hereof of such default or Event of Default by Noteholders having, in the aggregate, not less than 25% in principal amount of the Notes Outstanding, by the Fiscal Agent, by the Bank, by the Remarketing Agent or by the Borrower.

         If an event occurs which with the giving of notice or lapse of time or both would be an Event of Default, and if the Event of Default is continuing and if the Trustee has notice thereof as herein provided, the Trustee shall mail to each Noteholder, the Remarketing Agent and the Bank notice of the Event of Default upon its having notice of such occurrence. Except in the case of a default in payment or purchase of any Notes, the Trustee may withhold the notice if and so long as it determines that withholding the notice is in the interests of Noteholders; provided, that in any event such notice shall not be withheld from the Bank or the Remarketing Agent.

         Section 9.06. COMPENSATION AND INDEMNIFICATION OF TRUSTEE. For acting as trustee under this Indenture, the Trustee shall be entitled to compensation by the Borrower (which shall not be limited by any statute regulating the compensation of a trustee of an express trust) of reasonable fees for the Trustee's services and reimbursement of advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with its services under this Indenture.

         The Trustee shall be indemnified by the Borrower for, and shall be held harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the Trustee's part, arising directly or indirectly out of or in connection with the acceptance or administration of the trust created by this Indenture, including the costs and expenses (including counsel fees) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         Section 9.07. ELIGIBILITY OF TRUSTEE. This Indenture shall always have a Trustee that meets the qualifications set forth in this Section 9.07. Each Trustee shall: (i) be acceptable to the Bank and the Remarketing Agent, (ii) be a corporation or national banking association duly organized under the laws of the United States of America or any state or territory thereof, doing business and having an office in such location as shall be approved by the Remarketing Agent, (iii) have together with its affiliates (herein defined) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, (iv) have senior long-term debt securities or outstanding bank deposit obligations, as appropriate, rated "Baa3/P3" or better by Moody's Investors Service, Inc., "BBB-/A3" or better by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or "BBB-/F3" or better by Fitch IBCA, Inc., or be a direct or indirect subsidiary of a bank or bank holding company which has senior long-term debt securities or outstanding bank deposit obligations, as appropriate, rated "Baa3/P3" or better by Moody's Investors Service, Inc., "BBB-/A3" or better by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or "BBB-/F3" or better by Fitch IBCA, Inc., or otherwise be acceptable to any Rating Agency then rating the Notes, and (v) be authorized by law to perform all the duties imposed upon it by this Indenture. For purposes of this Section, the term "affiliate" of the Trustee shall mean any Person which, directly or indirectly, controls or is controlled by or is under common control with the Trustee.

         Section 9.08. REPLACEMENT OF TRUSTEE. The Trustee may resign and be discharged of the trust created by this Indenture by notifying the Bank, the Fiscal Agent, the Remarketing Agent and the Borrower; provided, however, that no such resignation shall become effective until the appointment of a successor Trustee, as hereinafter provided. The holders of not less than a majority in principal amount of the Notes Outstanding may remove the Trustee by notifying the removed Trustee and may appoint a successor Trustee with the Bank's and, so long as no Event of Default has occurred, the Borrower's prior written consent; provided, however, that no such removal shall become effective until the appointment of a successor Trustee, as hereinafter provided. The Borrower shall remove the Trustee at the request of the Bank or if the Trustee is prohibited from acting by law or by regulation, rule or order of any court or administrative body having jurisdiction over the Trustee; provided, however, that no such removal shall become effective until the appointment of a successor Trustee, as hereinafter provided. Upon the removal or replacement of the Trustee for any reason, the Borrower shall give written notice thereof to the Remarketing Agent, the Fiscal Agent and the Bank by first-class mail, postage prepaid.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Borrower, with the prior written consent of the Bank, shall promptly appoint a successor Trustee. Notice of such appointment shall be given by the Borrower to the Remarketing Agent and the Fiscal Agent in writing by first-class mail.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Bank, the Borrower, the Fiscal Agent and the Remarketing Agent. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee hereunder to the successor Trustee, the resignation or removal of the retiring Trustee shall then (but only then) become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall notify the holders of the Notes of its acceptance of the trusts hereunder by first-class mail promptly following such acceptance.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Bank, the Borrower or the holders of a majority in principal amount of the Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 9.07, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Section 9.09. FISCAL AGENT. The Borrower shall, with the prior approval of the Bank and the Remarketing Agent, appoint the Fiscal Agent for the Notes subject to the conditions set forth in Section 9.10. Norwest Bank Minnesota, N.A., Minneapolis, Minnesota shall be the initial Fiscal Agent and by executing this Indenture as Trustee also signifies its acceptance of the duties and obligations imposed upon it hereunder as Fiscal Agent. Any successor Fiscal Agent shall signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Borrower, the Bank and the Trustee under which such Fiscal Agent will agree, particularly:

         (a) to carry out all of its duties set forth herein;

         (b) to hold all sums held by it pursuant to the Indenture in a segregated account for the payment of the principal of or interest on Notes in trust for the benefit of the Noteholders until such sums shall be paid to such Noteholders or otherwise disposed of as herein provided;

         (c) to hold all Notes delivered to it pursuant to this Indenture, as agent and bailee of, and in escrow for the benefit of, the respective holders which have so delivered such Notes until moneys representing the purchase price of such Notes have been delivered to or for the account of or to the order of such holders; and

         (d) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Trustee, the Remarketing Agent, the Bank and the Borrower at all reasonable times.

         Section 9.10. QUALIFICATIONS OF FISCAL AGENT; RESIGNATION; REMOVAL. The Fiscal Agent shall meet the qualifications of the Trustee set forth in Section
9.07. For acting under this Indenture, the Fiscal Agent shall be entitled to compensation by the Borrower of reasonable fees for the Fiscal Agent's services and reimbursement of advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Fiscal Agent in connection with its services under this Indenture.

         The Fiscal Agent shall be indemnified by the Borrower for, and shall be held harmless against, any loss, liability or expense directly or indirectly incurred without negligence, willful misconduct or bad faith on the Fiscal Agent's part, arising directly or indirectly out of or in connection with its duties under this Indenture, including the costs and expenses (including counsel fees) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Fiscal Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days' prior written notice to the Bank, the Borrower, the Remarketing Agent and the Trustee. The Fiscal Agent may be removed at any time at the written direction of the Bank, and so long as no Event of Default has occurred and is continuing, the Borrower, by an instrument filed with the Fiscal Agent, the Bank, the Remarketing Agent and the Trustee. Except as provided below, no resignation or removal will be effective until the successor has delivered an acceptance of its appointment to the Trustee.

         In the event of the resignation or removal of the Fiscal Agent, the Fiscal Agent shall pay over, assign and deliver any property held by it in such capacity hereunder to its successor or, if there be no successor, to the Trustee.

         In the event that the Borrower shall fail to appoint a Fiscal Agent hereunder, or in the event that the Fiscal Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Fiscal Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the

Borrower shall not have appointed its successor as Fiscal Agent, the Trustee shall IPSO FACTO be deemed to be the Fiscal Agent for all purposes of this Indenture until the appointment by the Borrower of a successor Fiscal Agent.

         Section 9.11. DUTIES OF PLACEMENT AGENT.

         The Placement Agent shall, in accordance with the Placement Agreement, use its reasonable best efforts to place the Notes with the initial purchasers thereof on their date of issuance. The Placement Agent may for its own account or as broker or agent for others deal in Notes and may do anything any other Noteholder may do to the same extent as if the Placement Agent were not serving as such.

         Section 9.12. [Reserved]

         Section 9.13. DUTIES OF REMARKETING AGENT.

         (a) The Remarketing Agent shall, in accordance with the Remarketing Agreement and as provided in this Indenture, establish the Weekly Rates on the Notes, remarket the Notes and perform the other duties provided for it to be done hereunder. The Remarketing Agent may for its own account or as broker or agent for others deal in Notes and may do anything any other Noteholder may do to the same extent as if the Remarketing Agent were not serving as such. The Remarketing Agent has no duty to act hereunder to the extent the Remarketing Agent is not required to perform its obligations under the Remarketing Agreement.

         (b) The Remarketing Agent may execute and perform any of its duties hereunder through agents, attorneys or co-remarketing agents and shall not be responsible for the misconduct or negligence of any agent, attorney or co-remarketing agent appointed with due care.

         Section 9.14. ELIGIBILITY OF REMARKETING AGENT; REPLACEMENT. The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. having excess net capital (as defined in Rule l5c-3 of the Securities Exchange Act of 1934, as amended) of at least $25,000,000 or, in the alternative, a national banking association having a combined capital stock, surplus and undivided profits of at least $100,000,000, and, if the Notes are rated by a Rating Agency, the Remarketing Agent must be rated at least "Baa3/P3" by Moody's Investors Service, Inc., "BBB-/A3" by Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., or "BBB-/F3" by Fitch IBCA, Inc. or otherwise be acceptable to the Rating Agency then rating the Notes.

         NationsBank, N.A. is hereby appointed as the initial Remarketing Agent and is herein referred to as the "Remarketing Agent." Any Remarketing Agent shall accept its appointment hereunder in writing. The Remarketing Agent may resign by notifying the Borrower, the Trustee, the Fiscal Agent and the Bank at least 45 days before the effective date of the resignation. The Bank or the Borrower (but only with the Bank's prior written consent) may at any time remove the Remarketing Agent and appoint a successor by notifying the Remarketing Agent, the Fiscal Agent, the Bank and the Trustee at least 30 days prior to the effective date of such removal. Notwithstanding anything herein to the contrary and subject to satisfying the requirements of Section 5.03 with respect to the Substitute Letter of Credit, the Borrower may simultaneously remove the Remarketing Agent and the Bank by notifying the Remarketing Agent, the Bank, the Fiscal Agent and the Trustee. Upon the receipt or giving, as the case may be, of notice of the resignation or the removal of the Remarketing Agent, the Borrower, but only with the prior written consent of the Bank, shall proceed to appoint a successor by notifying the Remarketing Agent, the Bank, the Fiscal Agent and the Trustee. If the Remarketing Agent resigns or is removed pursuant to the terms of this Indenture and, after 45 days in the case of giving notice of resignation or 30 days in the case of receiving notice of removal, the Borrower has failed to appoint a successor Remarketing Agent in accordance with the terms of this
Section 9.14, the Borrower shall immediately give notice thereof to the Trustee and shall direct the Trustee to give notice to the holders of the Notes of a mandatory repurchase of such Notes pursuant to Section 3.07(a)(ii) hereof. Such mandatory repurchase shall take place on the first Interest Payment Date to occur following such Notice of Mandatory Repurchase by the Trustee (or if such date is not a Business Day, on the next succeeding Business Day), unless such Mandatory Repurchase Date is a date less than 15 days after such Notice of Mandatory Repurchase is given, in which case such mandatory repurchase shall occur on the next succeeding Interest Payment Date (or, if such date is not a Business Day, on the next succeeding Business Day). Notwithstanding the foregoing, no such resignation or removal shall be effective until either (i) the successor Remarketing Agent has delivered an acceptance of its appointment to the Trustee, or (ii) the Mandatory Repurchase Date described above.

         Notwithstanding the foregoing, with prior written notice to (but without the consent of) the Borrower, the Trustee, the Fiscal Agent, the Bank and the Noteholders, the Remarketing Agent may assign or transfer any or all of its rights and obligations hereunder and under the Remarketing Agreement to any wholly-owned subsidiary or affiliate of the Remarketing Agent so long as such subsidiary or affiliate meets the qualifications for a Remarketing Agent set forth herein and is otherwise permitted to perform such obligations under all applicable federal and state banking and securities laws, rules and regulations.

         Section 9.15. SUCCESSOR TRUSTEE, REMARKETING AGENT OR FISCAL AGENT BY MERGER. If the Trustee, the Remarketing Agent or the Fiscal Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a bank or trust company, its corporate trust assets) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, Remarketing Agent or Fiscal Agent, provided that such corporation or national banking association shall otherwise be eligible to serve in such capacity under this Indenture.

         Section 9.16. APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof upon a default or an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to these ends.

         In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them; provided, however, that no co-trustee shall be liable by reason of any act or omission of any other such co-trustee.

         Should any instrument in writing from the Borrower be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Borrower. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new co-trustee or successor to such separate or co-trustee.

         Section 9.17 SEVERAL CAPACITIES. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Bank, the Fiscal Agent and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law; provided, however, that in no event shall the same entity serve hereunder as the Trustee and the Bank.

                               [End of Article IX]

                                    ARTICLE X

                   AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE

         Section 10.01. WITHOUT CONSENT OF NOTEHOLDERS. The Borrower and the Trustee may amend or supplement this Indenture or the Notes without prior notice to or consent of any Noteholder:

         (a) to cure any ambiguity, inconsistency or formal defect or omission;

         (b) to grant to the Trustee for the benefit of the Noteholders additional rights, remedies, powers or authority;

         (c) to subject to this Indenture additional collateral or to add other agreements of the Borrower;

         (d) to modify this Indenture or the Notes to permit qualification under the Trust Indenture Act of 1939, as amended, or any similar federal statute at the time in effect; to permit the qualification of the Notes for sale under the securities laws of any state of the United States; or to prevent the application of the Investment Company Act of 1940, as amended, to any of the transactions contemplated by, or any of the parties to, this Indenture or the Notes;

         (e) to provide for uncertificated Notes or to make any change necessary to give effect to a custody agreement pursuant to Section 2.05(d);

         (f) to evidence the succession of a new Trustee or the appointment by the Trustee of a co-trustee;

         (g) to make any change not materially adversely affecting any Noteholder's rights requested by the Rating Agency in order (i) to obtain a rating from the Rating Agency after the initial issuance of the Notes if the Notes are initially issued without a rating equivalent to the rating assigned to other securities supported by a Letter of Credit of the Bank, or (ii) to maintain any rating on the Notes;

         (h) to make any change not materially adversely affecting any Noteholder's rights to provide for or to implement the provisions of a Letter of Credit;

         (i) to make any other change to provide for or to implement the provisions of a Letter of Credit only if such Letter of Credit and the changes to this Indenture become effective on a Mandatory Repurchase Date;

         (j) to make any change to be effective on any Mandatory Repurchase Date provided that such change has been disclosed to all owners of Notes who purchase on such date;

         (k) to make any change that does not materially adversely affect the rights of any Noteholder; or

         (l) to add to this Indenture the obligation of the Trustee or the Borrower to disclose such information regarding the Notes, the Project, the Trustee, the Borrower or the Bank as shall be required or recommended to be disclosed in accordance with applicable regulations or guidelines established by, among others, the Securities and Exchange Commission.

         Section 10.02. WITH CONSENT OF NOTEHOLDERS. If an amendment of or supplement to this Indenture or the Notes without any consent of Noteholders is not permitted by the preceding Section, the Borrower and the Trustee may enter into such amendment or supplement without prior notice to any Noteholders but with the consent of the holders of at least a majority in principal amount of the Notes Outstanding. However, without the consent of all Noteholders affected, no amendment or supplement may (a) extend the maturity of the principal of, or interest on, any Note, (b) reduce the principal amount of, or rate of interest on, any Note or change the terms of any redemption, (c) effect a privilege or priority of any Note or Notes over any other Note or Notes (except as provided herein), (d) reduce the percentage of the principal amount of the Notes required for consent to such amendment or supplement, (e) eliminate the holders' rights to optionally tender the Notes, (f) extend the due date for the purchase of Notes optionally tendered by the holders thereof or reduce the purchase price of such Notes, (g) create a lien ranking prior to or on a parity with the lien of this Indenture on the property described in the Granting Clause of this Indenture, or (h) deprive any Noteholder of the lien created by this Indenture on such property. In addition, if moneys or U. S. Government Obligations have been deposited or set aside with the Trustee pursuant to Article VII for the payment of Notes and those Notes shall not have in fact been actually paid in full, no amendment to the provisions of that Article shall be made without the consent of the holder of each of those Notes affected.

         Section 10.03. EFFECT OF CONSENTS. After an amendment or supplement becomes effective, it shall bind every Noteholder unless it makes a change described in any of the lettered clauses of the preceding Section. In such case, the amendment or supplement shall bind each Noteholder who consented to it and each subsequent holder of a Note or portion of a Note evidencing the same debt as the consenting holder's Note.

         Section 10.04. NOTATION ON OR EXCHANGE OF NOTES. If an amendment or supplement changes the terms of a Note, the Trustee may require the holder to deliver it to the Fiscal Agent. The Fiscal Agent may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Trustee and the Borrower determine, the Borrower in exchange for the Note shall issue and the Fiscal Agent or the Trustee shall authenticate a new Note that reflects the changed terms. In either event, the cost of placing such notation on the Note(s) shall be borne by the Borrower.

         Section 10.05. SIGNING BY TRUSTEE OF AMENDMENTS AND SUPPLEMENTS. The Trustee shall sign any amendment or supplement to this Indenture or the Notes authorized by this Article if the amendment or supplement, in the judgment of the Trustee, does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture and is duly authorized, executed and delivered and enforceable in accordance with its terms.

         Section 10.06. BANK, FISCAL AGENT AND REMARKETING AGENT CONSENTS REQUIRED. Notwithstanding the other provisions of this Article X, an amendment or supplement to this Indenture or the Notes shall not become effective unless the Remarketing Agent (but only to the extent that such amendment or supplement affects the rights, duties or obligations of the Remarketing Agent hereunder), the Fiscal Agent (but only to the extent that such amendment or supplement affects the rights, duties or obligations of the Fiscal Agent hereunder) and the Bank deliver to the Trustee their written consents to the amendment or supplement. In any event, no amendment or supplement hereto shall become effective until the Remarketing Agent and the Fiscal Agent acknowledge receipt of a copy of such supplement or amendment.

         Section 10.07. NOTICE TO NOTEHOLDERS. The Trustee shall cause notice of the execution of a supplemental Indenture to be mailed promptly by first-class mail to each Noteholder at the holder's registered address. The notice shall state briefly the nature of the supplemental Indenture and that copies thereof are on file with the Trustee for inspection by all Noteholders.

         Section 10.08. OPINION OF COUNSEL REQUIRED. An amendment or supplement to this Indenture shall not become effective unless the Trustee has received an Opinion of Counsel to the Borrower addressed to the Trustee, the Fiscal Agent, the Bank, the Borrower and the Remarketing Agent to the effect that such amendment or supplement is authorized by this Indenture.

                               [End of Article X]

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01 NOTICES.

         (a) Any notice, request, direction, designation, consent, acknowledgment, certification, appointment, waiver or other communication required or permitted by this Indenture or the Notes must be in writing except as expressly provided otherwise in this Indenture or the Notes.

         (b) Except as otherwise provided herein, any notice or other communication required or permitted by this Indenture shall be sufficiently given and deemed given when (i) delivered by hand, (ii) sent by a nationally recognized overnight courier, (iii) mailed by first-class mail, postage prepaid, or, (iv) unless specifically prohibited under the terms of the Indenture, by telecopy under the provisions of this Indenture, addressed as follows:

         (1)      If to the Borrower:

                  Kellstrom Industries, Inc.
                  1100 International Parkway
                  Sunrise, Florida  33323
                  Attn: Michael W. Wallace, Chief Financial Officer Facsimile Number: (954) 845-0428

                  with a copy to:

                  Akerman, Senterfitt & Eidson, P.A.
                  255 S. Orange Avenue
                  Orlando, Florida  32802
                  Attn:  T. Dean Dickson, Esq.
                  Facsimile Number:  (407) 843-6610

         (2) If to the Trustee or the Fiscal Agent:

                  Norwest Bank Minnesota, N.A.
                  Norwest Center
                  6th Street and Marquette Avenue
                  Minneapolis, Minnesota  55479-0069
                  Attn:  Corporate Trust Department
                  Facsimile Number:  (612) 667-9825

         (3)      If to the Remarketing Agent:

                  NationsBank, N.A.
                  BankAmerica Corporate Center
                  100 North Tryon Street
                  NC1-007-06-06
                  Charlotte, North Carolina 28255
                  Attn:  Credit Enhanced Product Trading
                  Facsimile:  (704) 335-2291
                  with copies to:

                  NationsBank, N.A.
                  Atlanta Plaza Building
                  GA1-006-09-13
                  600 Peachtree Street, N.E., 9th Floor
                  Atlanta, Georgia 30308
                  Attn:  Corporate Taxable Finance
                  Facsimile Number:  (404) 607-6484

                  and

                  Mays & Valentine, L.L.P.
                  NationsBank Center
                  1111 East Main Street
                  Richmond, Virginia  23219
                  Attn:  William R. Derry, Jr., Esq.
                  Facsimile Number:  (804) 697-1339

         (4)      If to the Bank:

                  NationsBank, N.A.
                  600 Peachtree Street,, 13th Floor
                  Atlanta, Georgia  30308
                  Attn:  Robert Walker
                  Facsimile Number:  (404) 607-6281

                  with a copy to:

                  English, McCaughan & O'Bryan, P.A.
                  100 N.E. 3rd Avenue
                  Fort Lauderdale, Florida  33301
                  Attn:  Judith L. Keiser, Esquire
                  Facsimile Number:  (954) 763-2439

Notice to the Trustee and other information necessary to draw on the Letter of Credit shall be sent by telephone (promptly confirmed by telecopy), telecopy or as may be otherwise designated in writing by the Trustee. Any addressee may designate additional or different addresses or telecopy numbers for purposes of this Section.

         A copy of any notice to any party given hereunder (with the exception of notices required for drawings under any Letter of Credit) shall be provided to the Remarketing Agent and the Bank in the manner such notice is otherwise given.

         The beneficial owner of $1,000,000 or more of Notes may, by written notice to the Trustee and the Fiscal Agent, request that all notices given with respect to such Notes be given to the registered owner thereof and to a second address provided in such written notice to the Trustee and the Fiscal Agent. Upon receipt of such notice described in the preceding sentence, the Trustee and the Fiscal Agent, as applicable, shall send all notices relating to the relevant Notes to the registered owner and the second address so designated.

         Section 11.02. NOTEHOLDERS' CONSENTS. Any consent or other instrument required by this Indenture to be signed by Noteholders may be in any number of concurrent documents and may be signed by a Noteholder or by the holder's agent appointed in writing. Proof of the execution of such instrument or of the instrument appointing an agent and of the ownership of Notes, if made in the following manner, shall be conclusive for any purposes of this Indenture with regard to any action taken by the Trustee under the instrument:

         (a) The fact and date of a person's signing an instrument may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within that jurisdiction that the person signing the writing acknowledged before the officer the execution of the writing, or by an affidavit of any witness to the signing.

         (b) The fact of ownership of Notes, the amount or amounts, numbers and other identification of such Notes and the date of holding shall be proved by the registration books kept pursuant to this Indenture.

         In determining whether the holders of the required principal amount of Notes Outstanding have taken any action under this Indenture, Notes owned by the Borrower or any subsidiary or affiliate of the Borrower shall be disregarded and deemed not to be Outstanding; provided, however, that Bank Notes will not be disregarded and shall be deemed to be Outstanding for such purpose. In determining whether the Trustee shall be protected in relying on any such action, only Notes which the Trustee knows to be so owned shall be disregarded.

         Section 11.03. NOTICES TO RATING AGENCY. The Trustee shall notify each Rating Agency in writing of the occurrence of any of the following events prior (to the extent possible) to the occurrence thereof: (a) any change in the identity of the Trustee, the Fiscal Agent or the Remarketing Agent; (b) any amendment or modification of or change to this Indenture, the Reimbursement Agreement (to the extent the Trustee has notice thereof) or the Letter of Credit; (c) the expiration, substitution or termination of the Letter of Credit, or any extension thereof;

(d) the payment in full of the principal of and interest on the Notes; and (e) the delivery of any written opinion of Bankruptcy Counsel required to be delivered under the terms of this Indenture.

         Section 11.04. LIMITATION OF RIGHTS. Nothing expressed or implied in this Indenture or the Notes shall give any person other than the Trustee, the Bank, the Fiscal Agent, the Borrower, the Remarketing Agent and the Noteholders any right, remedy or claim under or with respect to this Indenture.

         Section 11.05. SEVERABILITY. If any provision of this Indenture shall be determined to be unenforceable by a court of law, such holding shall not affect any other provision of this Indenture; provided, no holding or invalidity shall require the Trustee to make any payment from any source except those pledged hereunder.

         Section 11.06. PAYMENTS DUE ON NON-BUSINESS DAYS. If a payment date is not a Business Day at the place of payment, then payment shall be made at that place on the next succeeding Business Day, with the same force and effect as if made on the payment date, and, in the case of any such payment, no interest shall accrue for the intervening period.

         Section 11.07. GOVERNING LAW. This Indenture and the authority of the Borrower to issue the Notes shall be governed by and construed in accordance with the laws of the State.

         Section 11.08. COUNTERPARTS. This Indenture may be signed in several counterparts, each of which shall be an original and all of which together shall constitute the same instrument.

         Section 11.09. REFERENCES TO THE BANK. The Bank has no rights to enforce any provision of this Indenture during any period in which it has dishonored a draw under any Letter of Credit presented in strict compliance with the terms thereof (other than for a reason permitted by the Letter of Credit or pursuant to any administrative or judicial order, ruling, rule, finding or decision).

                               [End of Article XI]

IN WITNESS WHEREOF, the Borrower and the Trustee have caused this Indenture to be executed in their respective names by their respective duly authorized officers, all as of the date first above written.

                                         KELLSTROM INDUSTRIES, INC.



                                         By:
                                           -------------------------------------
                                            Title:






                       [Signatures continue on next page.]

                [Counterpart signature page to Indenture of Trust
         dated as of February 1, 1999 between Kellstrom Industries, Inc.
                        and Norwest Bank Minnesota, N.A.]



                                          NORWEST BANK MINNESOTA, N.A.



                                          By:
                                             -----------------------------------
                                             Title:

                                    EXHIBIT A

                                  FORM OF NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                              REGISTERED
----------                                              ----------

No.  R-___                                              $


                            UNITED STATES OF AMERICA
                                STATE OF FLORIDA


                           KELLSTROM INDUSTRIES, INC.
                       TAXABLE VARIABLE RATE DEMAND NOTES
                                   SERIES 1999


        INTEREST RATE                  MATURITY DATE                 ISSUE DATE                      CUSIP
        -------------                  -------------                 ----------                      -----
         As Described                February 1, 2029             February 22, 1999              [488035 AD8]


REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT:

         Kellstrom Industries, Inc., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay, as hereinafter provided, to the registered owner, or registered assigns or legal representative, upon presentation and surrender hereof at the principal corporate trust office of Norwest Bank Minnesota, N.A., or its successor in trust (the "Fiscal Agent"), or by wire transfer, as provided in the Indenture, as hereinafter defined, the principal sum set forth above on the Maturity Date set forth above, subject to the prior mandatory or optional redemption of this Note as hereinafter provided, and to pay interest thereon at the Interest Rate, as hereinafter described, payable in arrears on the Interest Payment Date, as hereinafter defined, until payment in full and, to the extent permitted by law, interest on overdue installments of such interest, from the Interest Payment Date next preceding the date on which this Note is authenticated, unless this Note is (a) authenticated before the first Interest Payment Date following the initial delivery of the Notes, in which case it shall bear interest from the date of such initial delivery, (b) authenticated after a Record Date and before the subsequent Interest Payment Date, in which case interest shall be computed from the subsequent Interest Payment Date, or (c) authenticated upon an Interest Payment Date, in which case it shall bear interest from such Interest Payment Date (unless interest on this Note is in default at the time of authentication, in which case this Note shall bear interest from the date to which interest has been paid). Except as otherwise provided in the Indenture, interest hereon shall be paid to the person in whose name this Note is registered at the close of business on the Record Date, as hereinafter defined, by check or draft mailed to such person at his address as it appears on the register maintained by the Fiscal Agent, or by wire transfer for holders of an aggregate principal amount of at least $500,000, at the request of such holders, as provided in the Indenture. Principal of and interest on or the purchase price of this Note are payable in lawful money of the United States of America at the principal corporate trust office of the Fiscal Agent upon presentation and surrender of this Note. If any payment hereon is due on a day which is not a Business Day, payment shall be made on the next succeeding Business Day with the same force and effect as if made on the day such payment was due and, in the case of any such payment, no interest shall accrue for the intervening period.

         THE NOTE IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED BY, BANKAMERICA CORPORATION OR ANY OF ITS AFFILIATED BANKS (INCLUDING THE BANK), IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. ALTHOUGH NOT GUARANTEED BY THE BANK, PAYMENTS OF PRINCIPAL OF AND INTEREST ON THE NOTE (AND IF REMARKETING PROCEEDS ARE NOT AVAILABLE, THE PURCHASE PRICE OF THE NOTE) WILL BE MADE FROM DRAWINGS UNDER THE LETTER OF CREDIT ISSUED BY THE BANK. THE FAILURE OF THE BANK TO HONOR ANY DRAWING UNDER THE LETTER OF CREDIT WILL NOT GIVE RISE TO ANY CLAIMS OTHER THAN AGAINST THE BANK.

         This Note is one of an issue of $6,670,000 in aggregate principal amount of Kellstrom Industries, Inc. Taxable Variable Rate Demand Notes, Series 1999 (the "Notes"), of like date and tenor, except as to number and principal amount, authorized and issued pursuant to the Indenture of Trust dated as of February 1, 1999 (the "Indenture") between the Borrower and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"), to finance, in whole or in part, the cost of the acquisition, construction and equipping of a headquarters facility for the Borrower in Sunrise, Florida (the "Project"), including reimbursing the Borrower for any of such costs paid by it prior to the issuance of the Notes, and to pay certain costs of issuing the Notes and other related costs. Pursuant to the Indenture, the Borrower has caused NationsBank, N.A. (the "Bank") to issue its irrevocable Letter of Credit dated the date of the issuance of the Notes (the "Letter of Credit") in favor of the Trustee, in an amount sufficient to pay the outstanding principal amount of and unpaid interest on or purchase price of the Notes, but not to exceed

$6,746,751, pursuant to a Letter of Credit Reimbursement Agreement dated as of February 1, 1999 (the "Reimbursement Agreement"), between the Bank and the Borrower, which Letter of Credit has been issued in favor of the Trustee and which initially expires (subject to early termination or extension as provided in the Reimbursement Agreement and the Indenture) on February 22, 2002. Substitute letters of credit may be delivered in accordance with the Indenture. The Trustee will draw on the Letter of Credit from time to time to pay the principal of, interest on and purchase price of the Notes. Reference is hereby made to the Indenture, the Letter of Credit and the Reimbursement Agreement and to all amendments thereof and supplements thereto for a description of the provisions, among others, with respect to the nature and extent of the security, the default provisions, the rights, duties and obligations of the Borrower and the Trustee or the rights of the holders of the Notes and the terms upon which the Notes are issued and secured.

         The Notes are issuable as fully registered Notes in denominations of $100,000 or any integral multiple of $5,000 in excess thereof (the "Authorized Denominations"). This Note, upon surrender hereof at the principal office of the Fiscal Agent with a written instrument of transfer satisfactory to the Fiscal Agent executed by the holder hereof or his attorney duly authorized in writing, may, at the option of the holder hereof, be exchanged for an equal aggregate principal amount of Notes of the same aggregate principal amount and tenor as the Notes being exchanged and of any Authorized Denomination. This Note is transferable as provided in the Indenture, subject to certain limitations therein contained, only upon the register of the Fiscal Agent, and only upon surrender of this Note for transfer to the Fiscal Agent accompanied by a written instrument of transfer (in substantially the form of the assignment attached hereto) duly executed by the holder hereof or his duly authorized attorney. Thereupon, one or more new Notes of any Authorized Denomination or Denominations and in the same aggregate principal amount and tenor as the Note surrendered will be issued to the designated transferee or transferees.

         The person in whose name this Note is registered shall be deemed and regarded as the absolute owner hereof for any purpose, as provided in the Indenture.

         The Fiscal Agent or NationsBank, N.A., as Remarketing Agent (together with its successors, the "Remarketing Agent") may make appropriate arrangements for the Notes (or any portion thereof) to be issued or held by means of a book-entry system administered by The Depository Trust Company ("DTC") with no physical distribution of Notes made to the public (other than those Notes, if any, not held under such book-entry system). References in the remainder of this paragraph and in the next five succeeding paragraphs to a Note or the Notes shall be construed to mean the Note or Notes held under the book-entry system. In such event, one Note for each maturity will be issued to DTC, and immobilized in its custody. A book-entry system will be employed, evidencing ownership of the Notes in Authorized Denominations, with transfers of beneficial ownership effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

         Each DTC Participant will be credited in the records of DTC with the amount of such DTC Participant's interest in the Notes. Beneficial ownership interests in the Notes may be purchased by or through DTC Participants. The holders of such beneficial ownership interests are hereinafter referred to as the "Beneficial Owners." The Beneficial Owners will not receive

Notes representing their beneficial ownership interests. The ownership interests of each Beneficial Owner will be recorded through the records of the DTC Participant from which such Beneficial Owner purchased its Notes. Transfers of ownership interests in the Notes will be accomplished by book entries made by DTC and, in turn, by DTC Participants acting on behalf of Beneficial Owners. SO LONG AS CEDE CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE NOTES, THE TRUSTEE AND THE FISCAL AGENT SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE NOTES FOR ALL PURPOSES UNDER THE INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL OF AND INTEREST ON THE NOTES, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THE INDENTURE.

         Payments of principal, interest and purchase price with respect to the Notes, so long as DTC is the only owner of the Notes, will be paid by the Fiscal Agent directly to DTC or its nominee, Cede & Co. as provided in the Blanket Letter of Representation from the Borrower to DTC (the "Letter of Representation"). DTC will remit such payments to DTC Participants, and such payments thereafter will be paid by DTC Participants to the Beneficial Owners. The Borrower, the Fiscal Agent and the Trustee shall not be responsible or liable for payment by DTC or DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

         In the event that (a) DTC determines not to continue to act as securities depository for the Notes or (b) the Borrower or the Remarketing Agent determines that the continuation of the book-entry system of evidence and transfer of ownership of the Notes would adversely affect their interests or the interests of the Beneficial Owners of the Notes, the Borrower shall discontinue the book-entry system with DTC. If the Remarketing Agent fails to identify another qualified securities depository to replace DTC, the Remarketing Agent will cause the Fiscal Agent to authenticate and deliver replacement Notes in the form of fully registered Notes to each Beneficial Owner.

         THE BORROWER, THE BANK, THE FISCAL AGENT, THE REMARKETING AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (A) THE NOTES; (B) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT; (C) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF AND INTEREST ON THE NOTES; (D)THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS; (E) THE SELECTION OF BENEFICIAL OWNERS TO RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE NOTES; OR (F) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS OWNER.

         In the event that a book-entry system of evidence and transfer of ownership of the Notes is discontinued pursuant to the provisions of the Indenture, the Notes shall be delivered solely as fully registered Notes without coupons in the Authorized Denominations, shall be lettered "R" and numbered separately from "1" upward, and shall be payable, executed, authenticated, registered, exchanged and canceled pursuant to the provisions hereof and of the Indenture.

         All references herein to time shall be Eastern Time unless otherwise expressly stated herein.

         Except as otherwise specifically provided herein, all capitalized words and terms shall have the same meaning when used herein as set forth in the Indenture.

1.       INTEREST RATE ON NOTES.

         The Notes shall bear interest as provided herein from the Issue Date referenced above until paid in full. Interest accrued on the Notes shall be paid on each Interest Payment Date, commencing on March 1, 1999. The Notes shall bear interest at the rate determined by NationsBank, N.A., as Placement Agent, on or before the Issue Date as necessary to sell all of the Notes at par and to apply until and including the next succeeding Wednesday and thereafter at the Weekly Rate determined by the Remarketing Agent in the manner set forth below; provided that no Weekly Rate shall exceed the Maximum Rate. The amount of interest payable on any Interest Payment Date (a) shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, whichever may be applicable, and (b) shall be the amount of interest accrued thereon from the preceding Interest Payment Date (or such other date as described above) to, but excluding, the Interest Payment Date on which interest is being paid.

         During each Weekly Rate Period, the Notes shall bear interest at the Weekly Rate, determined by the Remarketing Agent initially no later than the first day of each Weekly Rate Period and thereafter no later than Wednesday (or the next succeeding Business Day, if such Wednesday is not a Business Day) of each week during such Weekly Rate Period. The Weekly Rate shall be the minimum rate of interest which the Remarketing Agent determines, in its sole discretion based upon market conditions, would be necessary to sell the Notes on such date of determination in a secondary market sale at the principal amount thereof, plus, if such sale would not be on an Interest Payment Date, accrued interest.

         If the Remarketing Agent has not determined a Weekly Rate for any week, the Weekly Rate shall be the same as the Weekly Rate for the immediately preceding week. If for any reason, the Weekly Rate cannot otherwise be determined for any week as hereinbefore provided, the Weekly Rate for such week shall be a rate per annum equal to 100% of the rate published in the then most recent edition of THE BOND BUYER for 30 day prime taxable commercial paper or, if THE BOND BUYER no longer publishes such information, such other publication or provider of such information as the Remarketing Agent may select.

         The first Weekly Rate determined for each Weekly Rate Period shall apply to the period commencing on the first day of such Weekly Rate Period and ending on the next succeeding Wednesday (or the next succeeding Business Day, if such Wednesday is not a Business Day). Thereafter, each Weekly Rate shall apply to the period commencing on Thursday (or if the date of determination is not a Wednesday, on the next following Business Day) and ending on the next succeeding date of determination.

         "Interest Payment Date" means the first day of each month commencing March 1, 1999.

         "Maximum Rate" means the lesser of (a) the highest interest rate which may be borne by the Notes under Florida law or (b) twelve percent (12%) per year.

         "Record Date" means the Fiscal Agent's close of business on the Business Day next preceding each Interest Payment Date.

         The Remarketing Agent's determination of the Weekly Rates shall be conclusive and binding on the Noteholders, the Remarketing Agent, the Trustee, the Fiscal Agent, the Bank and the Borrower, absent manifest error.

2.       REDEMPTION OF NOTES.

         (a) OPTIONAL REDEMPTION. The Notes may be redeemed by the Borrower, in whole on any Business Day, or in part on any Interest Payment Date, or if such Interest Payment Date is not a Business Day, on the next succeeding Business Day, at a redemption price equal to the principal thereof, plus accrued interest to, but not including, the redemption date; provided that any such redemption in part shall be in a minimum principal amount of $100,000 or a whole multiple of $5,000 in excess thereof.

         (b) MANDATORY REDEMPTION.

         (i) The Notes are not subject to mandatory sinking fund redemption prior to their scheduled maturity; provided, however, that pursuant to the terms of the Reimbursement Agreement, the Bank may direct the Borrower to exercise its right of optional redemption of the Notes in part from time to time on the dates specified in the Reimbursement Agreement.

         (ii) The Notes are subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest to, but not including, the redemption date in whole or in part, without premium, at the earliest date for which notice of redemption can be given upon receipt by the Trustee of written notice from the Bank requesting such redemption, specifying the principal amount of the Notes to be redeemed (if less than all of the Notes Outstanding are to be redeemed) and stating that (A) an event of default under and as defined in the Reimbursement Agreement has occurred and is continuing, or (B) it holds as the registered or beneficial owner Notes purchased by the Bank in accordance with Section 3.07 or 3.01(e) or 8.03(a) of the Indenture and not remarketed; provided, however, only Notes so held by the Bank shall be subject to mandatory redemption pursuant to this subsection (B).

         (iii) The Notes are subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest to, but not including, the redemption date, in whole, without premium, on the Interest Payment Date which next precedes by at least fourteen (14) days the stated expiration or termination date of the Letter of Credit or, if such Interest Payment Date is not a Business Day, on the next succeeding Business Day, unless by the 20th day prior to such Interest Payment Date the Borrower provides to the Trustee, and the Trustee has accepted, (A) evidence that such Letter of Credit has been extended or (B) a Substitute Letter of Credit to be effective on or prior to such Interest Payment Date, in which event a mandatory repurchase shall occur in accordance with the terms of subsection 3(b)(i) below.

         (iv) When Notes are subject to mandatory redemption pursuant to subsections (ii) or (iii) of 2(b), Notes paid by the Borrower or paid from a draw or claim under the Letter of Credit or otherwise paid by or on behalf of the Bank shall be deemed to have been purchased in lieu of redemption on the applicable redemption date at a purchase price equal to the principal amount thereof, plus interest accrued thereon to, but not including, the date of such purchase, if the Trustee has received a written request on or before said purchase date from the Borrower or the Bank, as the case may be, specifying that the moneys provided or to be provided by such party shall be used to purchase Notes in lieu of redemption. No purchase of Notes by the Borrower or the Bank pursuant to the Indenture or advance or use of any moneys to effectuate any such purchase shall be deemed to be a payment or redemption of the Notes or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidence by such Notes. No Notes purchased pursuant to this subsection (iv) shall be required to be remarketed by the Remarketing Agent pursuant to the Indenture, unless the Remarketing Agent specifically agrees to undertake such remarketing.

         (d) NOTICE OF REDEMPTION; EFFECT.

         (i) The Trustee will prepare and the Fiscal Agent will send notice of each redemption to each Noteholder whose Notes are being redeemed, the Borrower, the Remarketing Agent and the Bank by first-class mail at least 30 days but not more than 60 days before each redemption, except for any mandatory redemption pursuant to subsection 2(b)(iii) in which case such notice shall be given at least 15 but not more than 19 days before such redemption.

             Failure by the Fiscal Agent to give any notice of redemption or any defect in such notice as to any particular Notes will not affect the validity of the call for redemption of any Notes in respect of which no such failure or defect has occurred. The notice shall identify the Notes or portions thereof to be redeemed and set forth certain other information relevant to such redemption, including the redemption date and redemption price.

         (ii) On the date fixed for redemption, notice having been given in the manner and under the conditions provided in the Indenture, the Notes or portions thereof called for redemption shall be due and payable at the redemption price provided therefor, plus accrued interest to, but not including, such date. On such redemption date, if moneys sufficient to pay the redemption price of the Notes to be redeemed, plus accrued interest thereon to, but not including, the date fixed for redemption, are held by the Fiscal Agent, interest on the Notes called for redemption shall cease to accrue; such Notes shall cease to be entitled to any benefits or security under the Indenture or to be deemed Outstanding; and the holders of such Notes shall have no rights in respect thereof except to receive payment of the redemption price thereof, plus accrued interest to, but not including, the date fixed for redemption.

         (e) SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed, the Fiscal Agent shall select the Notes to be redeemed from among the Outstanding Notes, as set forth below, by lot or such other method as it deems in its sole discretion to be fair and appropriate, except that Bank Notes will be selected for redemption prior to any other Notes. The Fiscal Agent shall make the selection from Notes not previously called for redemption. The Fiscal Agent shall treat each holder of Notes as the owner of one Note for purposes of selection for redemption, and shall select Notes for redemption by lot (i) from among the holders of less than $1,000,000 in aggregate principal amount, provided that if there are no such holders, or if, after selection from among such holders such selection has not resulted in redemption of a sufficient amount of Notes, then (ii) from among the holders of $1,000,000 or more in aggregate principal amount of Notes. No portion of a Note may be redeemed that would result in a Note which is smaller than the minimum Authorized Denomination. For this purpose, the Fiscal Agent will consider each Note in a denomination larger than the minimum Authorized Denomination to be separate Notes each in the minimum Authorized Denomination.

         Upon surrender of a Note redeemed in part, the Fiscal Agent will authenticate for the surrendering holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

3.       PURCHASE OF NOTES.

         (a) OPTIONAL TENDER OF NOTES.

         (i) Except as provided in Section 3(e) below, the holder (or while the Notes are held pursuant to a book-entry system, the Beneficial Owner) of any Note (other than a Bank Note or Borrower Note) may elect to tender such Note (or portion thereof, provided that each of the portion to be purchased and the portion to be retained is in an Authorized Denomination) for purchase at a purchase price equal to 100% of the principal amount of such Note (or portion thereof), plus accrued and unpaid interest thereon to, but not including, the date of purchase, on any Business Day (the "Optional Tender Date"), but only upon (A) receipt by the Remarketing Agent by not later than 11:00 a.m. at least seven calendar days or five Business Days, whichever may be earlier, but not more than 30 days, prior to such Optional Tender Date of telephonic (followed, if requested by the Remarketing Agent, by written or facsimile confirmation delivered to the Remarketing Agent no later than the close of business on the next succeeding Business Day) or other written notice stating (x) the principal amount of the Note (or portion thereof) to be tendered, (y) the Note number or other identification satisfactory to the Remarketing Agent, and (z) the Optional Tender Date on which such Note will be tendered; and (B) if the Notes are not being held under a book-entry system, delivery of such Note (with an appropriate instrument of transfer duly executed in blank) to the Fiscal Agent by 10:00 a.m. on such Optional Tender Date.

         (ii) Any notice of optional tender for purchase shall be irrevocable and shall be binding on the holder giving or delivering such notice and on any transferee of such holder.

         (b) MANDATORY REPURCHASE OF NOTES; NOTICE. Except as provided in
Section 3(e) below, Notes are subject to mandatory repurchase as follows:

         (i) on the effective date of any Substitute Letter of Credit delivered pursuant to the Indenture, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase; and

         (ii) on any Interest Payment Date selected by the Borrower in a written notice to the Trustee delivered at least 30 days prior to such date, or if such Interest Payment Date is not a Business Day, on the next succeeding Business Day, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase; provided that, except as otherwise provided in the Indenture, any such mandatory repurchase shall be subject to the prior written consent of the Bank.

         The Trustee will prepare and the Fiscal Agent will send to the holders of Notes subject to mandatory repurchase and to the Remarketing Agent, the Bank and the Borrower, a Notice of Mandatory Repurchase at least 15 days but not more than 60 days before the Mandatory Repurchase Date.

         (c) PAYMENT FOR PURCHASED NOTES. To the extent that sufficient moneys are available therefor by 1:45 p.m. on the Optional Tender Date or the Mandatory Repurchase Date or other day on which Notes have been successfully remarketed, as applicable (the "Purchase Date"), upon surrender to the Fiscal Agent of Notes optionally tendered or called for mandatory repurchase as provided herein, the purchase price therefor (as provided in this Section) shall be paid in immediately available funds by the Fiscal Agent or the Remarketing Agent not later than the close of business on the Purchase Date. From and after the Purchase Date or, if later, the date on which such moneys are made available to the Remarketing Agent or the Fiscal Agent, as applicable, interest accruing on such Notes shall cease to be payable to the prior holder thereof, such Notes shall cease to be entitled to the benefits or security of this Indenture and to such extent the prior holder has recourse solely to the funds held by the Trustee, the Fiscal Agent or the Remarketing Agent for the purchase of such Notes as provided in the Indenture.

         (d) REMARKETING OF PURCHASED NOTES.

         (i) Remarketing Effort. Except as provided in the Indenture, the Remarketing Agent will (A) use reasonable best efforts to remarket on or prior to any scheduled purchase date all Notes tendered or purchased pursuant to the Indenture (a "Scheduled Purchase Date"), and (B) to the extent such Notes are not remarketed on the Scheduled Purchase Date, continue to use reasonable best efforts to remarket such Notes, upon the terms and subject to the conditions of the Indenture and the Remarketing Agreement, for purchase on a Business Day after such Scheduled Purchase Date (an "Unscheduled Purchase Date").

         (ii) REMARKETING PROCEEDS. If the Remarketing Agent has received from the purchasers thereof Remarketing Proceeds for the remarketing of all Notes to be remarketed on a Scheduled Purchase Date, the Remarketing Agent shall promptly forward such Remarketing Proceeds by wire transfer (or in such other manner as is acceptable to the Remarketing Agent) to the owners tendering such Notes for purchase. Except as otherwise provided below with respect to Bank Notes, until such transfer, all such Remarketing Proceeds shall be deposited in a separate, segregated account and until applied toward payment of the purchase price of Notes so remarketed, shall be held uninvested in trust for the benefit of the holders tendering such Notes for purchase.

                  If the Remarketing Agent has not received Remarketing Proceeds with respect to all of the Notes to be remarketed on a Scheduled Purchase Date or has received Remarketing Proceeds from the remarketing of all or a portion of the Notes to be remarketed on an Unscheduled Purchased Date, the Remarketing Agent will promptly forward all of the Remarketing Proceeds which it has received, if any, by wire transfer (or in such other manner as is acceptable to the Remarketing Agent and the Trustee) to the Trustee for delivery to the Fiscal Agent for payment to the owners tendering such Notes for purchase or for payment to the Bank in the case of Bank Notes. Except as otherwise provided below with respect to Bank Notes, upon receipt by the Trustee and the Fiscal Agent, all such Remarketing Proceeds shall be deposited in a separate, segregated account and, until applied toward payment of the purchase price of Notes so remarketed, shall be held in trust for the benefit of the owners tendering such Notes for purchase.

         (iii) Delivery of Purchased Notes. Notes purchased with Remarketing Proceeds (other than Bank Notes) shall be delivered to the purchasers thereof upon receipt of payment therefor. Prior to such delivery the Fiscal Agent shall provide for registration of transfer to the Holders, as provided in a written notice from the Remarketing Agent.

         (e) LIMITATIONS ON TENDERS.

         (i) The holders of the Notes shall not have the right or be required, as the case may be, to tender any Note for purchase on an Optional Tender Date or a Mandatory Repurchase Date (other than a mandatory tender in lieu of redemption at the direction of the Bank pursuant to subsection 2(b)(iv) above or a mandatory tender for purchase at the direction of the Bank after acceleration of the Notes pursuant to the terms of the Indenture) if on such date, following the occurrence of an Event of Default, the Trustee has declared the principal of and interest on the Notes to be immediately due and payable as provided in the Indenture.

         (ii) Holders of Notes called for redemption or mandatory repurchase shall not have the right (without the prior consent of the Remarketing Agent) to tender such Notes for purchase on an Optional Tender Date if such Optional Tender Date will occur on or after the tenth (10th) day prior to the date fixed for redemption or mandatory repurchase. Notwithstanding the foregoing, holders of Notes called for redemption shall not have the right in any event to tender such Notes for purchase on an Optional Tender Date if such Optional Tender Date will occur on or after the second (2nd) day prior to the date fixed for redemption.

         4. MISCELLANEOUS. Upon the occurrence of certain events, and on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all Notes then Outstanding under the Indenture may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon. The Indenture directs the Trustee to declare an acceleration upon notice by the Bank of the occurrence and continuance of an event of default under the Reimbursement Agreement, and upon the occurrence of certain other Events of Default under the Indenture. The Trustee has the right to accelerate the outstanding balance due under the Indenture and the principal of the Notes in certain events only with the Bank's consent, all as provided in more detail in the Indenture to which reference is hereby made.

         The owner of this Note has no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture and except that any registered owner may institute action to enforce the payment of the principal of or interest on his Note.

         Modifications or alterations of the Indenture may be made only to the extent and in the circumstances permitted by the Indenture.

         Executed counterparts of the Indenture are on file at the principal corporate trust office of the Trustee. The holder of this Note, by acceptance hereof, consents to all of the terms and provisions of the Indenture.

         It is hereby certified that all acts, conditions and things required to happen, exist and be performed under the laws of the State of Florida, and under the Indenture precedent to and in the issuance of this Note have happened, exist and have been performed as so required, and that the issuance, authentication and delivery of this Note have been duly authorized by the Borrower.

         Unless the Certificate of Authentication hereon has been executed by the Fiscal Agent by manual signature of one of its authorized signers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.




                         [Signatures on following page.]

         IN WITNESS WHEREOF, Kellstrom Industries, Inc. has caused this Note to be executed in its name and on its behalf by the manual or facsimile signature of its President or Vice President or other authorized officer and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, all as of the Issue Date set forth above.

                                       KELLSTROM INDUSTRIES, INC.



                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

(CORPORATE SEAL)

ATTEST:




-------------------------------
         Secretary

                          CERTIFICATE OF AUTHENTICATION

         This Note is one of the Notes issued under the provisions of the within-mentioned Indenture.

                                       NORWEST BANK MINNESOTA, N.A.



                                       By:
                                          --------------------------------------
                                                  Authorized Representative

Date of Authentication:



----------------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________________________________
(Please print or type the name and address, including the zip code of the transferee, and the Federal Taxpayer Identification or Social Security Number) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________ Attorney to transfer the within Note on the books kept for registration and transfer thereof, with full power of substitution in the premises.

Dated:
      ------------------


                                              By:
                                                 -------------------------------

                                              NOTICE: The signature of the
                                              Registered Owner above must
                                              correspond with the name of the
                                              Registered Owner as it appears on
                                              the registration books maintained
                                              by the Fiscal Agent.

Signature Guaranteed


By:
   -----------------------------

NOTICE: Signature(s) must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program.